Exhibit 4.20

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made as of March 18, 2021, by and between (A) Puxin Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”); and (B) Shine Honour Opportunity VI Limited, a company organized under the laws of the British Virgin Islands, or its designated Affiliate (designated by Shine Honour Opportunity VI Limited in writing no later than two Business Days prior to the Closing Date) (the “Purchaser”). The Company and the Purchaser are hereinafter referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, on February 25, 2021, the Company entered into a convertible note purchase agreement and related documents with a group of institutional investors, pursuant to which the Company would issue and sell convertible notes in an aggregate principal amount of US$69,000,000 (the “Other CBs”) through a private placement to such investors.

WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to issue to the Purchaser, (a) one or more convertible promissory notes substantially in the form attached hereto as Exhibit A (each a “Note”), upon and subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1    Definitions. As used herein, the following terms shall have the meanings set forth below:

“ADR” means American Depositary Receipt representing the ADSs.

“ADS” means American Depositary Shares, each representing two Ordinary Shares as of the date hereof.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with, such specified Person.

“Agreement” shall have the meaning specified in the preamble.

“Anti-Corruption Laws” shall have the meaning specified in Section 4.22.

“Anti-Money Laundering Laws” shall have the meaning specified in Section 4.24.

“Business Day” means any day that is not a Saturday, a Sunday or another day on which banks are required or authorized by laws to be closed in New York City.

“Closing” shall have the meaning specified in Section 2.2.

“Closing Date” means the date on which the Closing occurs.

“Company” shall have the meaning specified in the preamble.

“Company Reports” shall have the meaning specified in Section 4.1.

“Contract” means any agreement, contract, lease, indenture, instrument, note, debenture, bond, mortgage or deed of trust or other agreement, commitment, arrangement or understanding.

“Control” (including the terms “Controlled by” and “under common Control with”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Securities” shall have the meaning specified in Section 4.4.

“Deloitte” shall have the meaning specified in Section 4.9.

“Deposit Agreement” means the Deposit Agreement dated as of June 14, 2018 among the Company, Deutsche Bank Trust Company Americas, as depositary, and the owners and holders from time to time of the ADSs issued thereunder, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Depositary” means Deutsche Bank Trust Company Americas, as depositary under the Deposit Agreement.

“Dispute” shall have the meaning specified in Section 8.5.

“Encumbrance” means any security interest, pledge, mortgage, lien, charge, claim, hypothecation, title defect, right of first option or refusal, right of pre-emption, third-party right or interests, put or call right, adverse claim of ownership or use, or other encumbrance of any kind, other than encumbrances created by virtue of the transactions contemplated by any Transaction Document.

“Enforceability Exceptions” shall have the meaning specified in Section 3.2.

“Environmental Laws” shall have the meaning specified in Section 4.20.

“Evaluation Date” shall have the meaning specified in Section 4.25.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

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“Financial Statements” shall have the meaning specified in Section 4.10.

“Fundamental Representations” shall have the meaning specified in Section 8.1.

“Indemnified Liabilities” shall have the meaning specified in Section 8.2(a).

“Indemnitees” shall have the meaning specified in Section 8.2(a).

“Indemnitor” shall have the meaning specified in Section 8.2(a).

“Intellectual Property Rights” shall have the meaning specified in Section 4.21.

“Issue Price” shall have the meaning specified in Section 2.1.

“Knowledge” shall have the meaning specified in Section 4.12.

“Material Adverse Effect” shall have the meaning specified in Section 4.2.

“Material Contract” shall have the meaning specified in Section 4.14.

“Material Permits” shall have the meaning specified in Section 4.13.

“Memorandum and Articles” means the Amended and Restated Memorandum and Articles of Association of the Company in effect from time to time.

“Note” shall have the meaning specified in the recitals.

“OFAC” shall have the meaning specified in Section 4.23.

“Ordinary Shares” means the ordinary shares, par value US$0.00005 per share, of the Company.

“Other CB Documents” means all documents and instruments entered into or delivered in connection with the issuance of the Other CBs, which are the convertible note purchase agreement, the convertible promissory note and the registration rights agreement in respect thereof.

“Other CBs” shall have the meaning specified in the recitals.

“Parties” shall have the meaning specified in the preamble.

“Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, organization or entity (including any governmental entity).

“PFIC” shall have the meaning specified in Section 4.34.

“PRC” means the People’s Republic of China, excluding, for the purposes of this Agreement only, Hong Kong, Macau and Taiwan.

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“Principal Business” means the provision of K-12 after-school tutoring services in the PRC.

“Purchaser” shall have the meaning specified in the preamble.

“Registration Rights Agreement” means the Registration Rights Agreement to be entered into by and between the Company and the Purchaser, substantially in the form attached hereto as Exhibit B.

“Restricted Shares” means any ordinary shares or other equity securities of the Company issued to (a) any eligible senior management employee, including without limitation any director, executive, officer and employee, whether full time or part time, employed by the Company or its Subsidiaries; (b) any eligible consultant to the Company or its Subsidiaries that is employed by the Company and/or its Subsidiaries (excluding the Company and its Subsidiaries), or (c) any eligible Person who contributes to the development of the Company and its Subsidiaries as from time to time approved by the Company’s board of directors pursuant to the Share Incentive Plans and subject to a vesting schedule thereof.

“SAFE Rules and Regulations” means collectively, the Circular 37 and any other applicable SAFE rules and regulations, as amended.

“Sanctions” shall have the meaning specified in Section 4.23.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means any Ordinary Shares (including in the form of ADSs) or any equity interest in, or shares of any class in the share capital (ordinary, preferred or otherwise) of, the Company, or any securities convertible, exercisable or exchangeable for or deriving from any Ordinary Shares or such equity interest or shares of any class in the share capital of the Company, or any rights to participate in the profits of the Company, or any options, warrants or rights to acquire any of the above.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Share Incentive Plans” means the 2018 Great Talent Share Incentive Plan, 2018 Grand Talent Share Incentive Plan and the 2019 Noble Talent Share Incentive Plan, in each case adopted by the Company.

“Subsidiary” means, with respect to any specified Person, any other Person that is Controlled by such specified Person and, for the avoidance of doubt, the Subsidiaries of any specified Person shall include any other Person over which such specified Person or any of its Subsidiaries effects Control pursuant to contractual arrangements and which is consolidated with such specified Person in accordance with the accounting standards applicable to such specified Person. For purposes of this Agreement, “Subsidiaries” of the Company include each Person that is a “significant subsidiary” of the Company as defined in and determined pursuant to Rule 1-02(w) of Regulation S-X under the Exchange Act.

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“Transaction Documents” means this Agreement, the Notes, the Registration Rights Agreement, and each of the other agreements and documents entered into or delivered thereunder or in connection with therewith.

“U.S. GAAP” shall have the meaning specified in Section 4.10.

“Voting Company Debt” shall have the meaning specified in Section 4.5.

Section 1.2    Interpretation. The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. In this Agreement, except as otherwise provided:

(a)    the terms “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(b)    where a reference is made herein to an Article, Section, Exhibit or Schedule, such reference is to an Article, Section, Exhibit or Schedule of this Agreement;

(c)    the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole;

(d)    any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders;

(e)    references to a Person are also to its successors and permitted assigns; and

(f)    references to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation.

ARTICLE II

PURCHASE AND ISSUANCE OF THE NOTES

Section 2.1    Issuance of the Notes. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall subscribe for and purchase from the Company, one or more Notes with an aggregate principal amount of US$20,000,000, in each case at the issue price of 100% of the principal amount of such Notes (the “Issue Price”).

Section 2.2    Closing.

(a)    The closing of the transactions contemplated in Section 2.1 (the “Closing”) shall take place remotely via the exchange of documents and signatures or at such places as the Parties mutually agree in writing, as soon as practicable but in no event later than (i) the third Business Day following the satisfaction or waiver of the conditions to the Closing set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or (ii) such other date and time as may be mutually agreed in writing by the Company and the Purchaser.

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(b)    At the Closing, the Purchaser shall:

(i) pay the Issue Price in U.S. dollars by wire transfer of immediately available funds to a bank account designated in writing by the Company at least three (3) Business Days prior to the Closing Date; and

(ii) deliver to the Company the Registration Rights Agreement duly executed by the Purchaser.

(c)    At the Closing, the Company shall deliver to the Purchaser:

(i) the Note(s), duly executed by the Company, with an aggregate principal amount of US$20,000,000 dated as of the Closing Date and registered in the name of the Purchaser;

(ii) a copy of the resolutions of the board of directors of the Company approving the entry into and execution of the Transaction Documents and the consummation of all transactions contemplated therein, including the issuance of the Notes;

(iii) a certificate of good standing in respect of the Company issued by the Registrar of Companies in the Cayman Islands, dated within 30 days before the Closing; and

(iv) the Registration Rights Agreement duly executed by the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby makes the following representations and warranties to the Company, in each case as of the date hereof and as of the Closing Date:

Section 3.1    Organization. The Purchaser is duly organized, validly existing and in good standing under the laws of the British Virgin Islands.

Section 3.2    Authorization; Enforcement; Validity. The Purchaser has the power, authority and capacity to execute this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereunder. This Agreement has been duly authorized, executed and delivered by the Purchaser, and (assuming the due authorization, execution and delivery by the Company) constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (such qualifications in clauses (a) and (b) being the “Enforceability Exceptions”).

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Section 3.3    No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder (including execution of the Registration Rights Agreement) will not violate, conflict with, or result in a breach of or default under (i) the Purchaser’s organizational documents, (ii) any agreement or instrument to which the Purchaser is a party or by which the Purchaser or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Purchaser.

Section 3.4    Investor Status. The Purchaser is either an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, or not a “U.S. person” within the meaning of Regulation S under the Securities Act.

Section 3.5    Restricted Notes and Shares. The Purchaser (a) acknowledges that (i) the issuance of the Note pursuant to this Agreement and the issuance of any Conversion Securities have not been registered under the Securities Act or any United States state securities laws, (ii) the Notes and the Conversion Securities are being offered and sold in reliance upon exemptions provided in the Securities Act for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from such registration is available, and (iii) the Notes and the Conversion Securities are “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act; and (b) is purchasing the Notes and the Conversion Securities for investment purposes only for the account of the Purchaser and not with any view toward a distribution thereof or with any intention of selling, distributing or otherwise disposing of the Notes or the Conversion Securities in a manner that would violate the registration requirements of the Securities Act.

Section 3.6    Legends. The Purchaser understands and agrees that any certificates, book-entry or ADRs representing the Notes and the Conversion Securities shall bear the restrictive legend set forth in Section 5.11.

Section 3.7    Adequate Information; No Reliance. The Purchaser acknowledges and agrees that (a) the Purchaser has had the opportunity to review the Company’s filings and submissions with the SEC, including all information filed or furnished pursuant to the Exchange Act and all information incorporated into such filings and submissions; (b) the Purchaser has sufficient knowledge and expertise to make an investment decision with respect to the transactions contemplated hereby and is able to bear the economic risks of an investment in the Securities; (c) the Purchaser has had a full opportunity to speak directly with directors and officers of the Company and to ask questions concerning the Company and its business, operations, financial performance, financial condition and prospects, and has received such answers and obtained such information as it deems necessary; (d) the Purchaser has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in, and to make an informed investment decision with respect to, the transactions contemplated hereunder; and (e) the Purchaser is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of the Company’s directors, officers, affiliates or representatives, except for (i) the publicly available filings and submissions made by the Company with the SEC and (ii) the representations and warranties made by the Company in the Transaction Documents.

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Section 3.8    No Public Market. The Purchaser understands that no public market exists for the Notes, and that there is no assurance that a public market will ever develop for the Notes.

Section 3.9    No General Solicitation or Advertising. The offer to issue the Notes to the Purchaser was directly communicated to the Purchaser, and at no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

Section 3.10    Brokers’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on the Purchaser’s behalf who would be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties to the Purchaser, in each case as of the date hereof and as of the Closing Date:

Section 4.1    Exchange Act Filings. The Company has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Securities Act or the Exchange Act (all of the foregoing documents filed with or furnished to the SEC and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “Company Reports”). The Company Reports, when they became effective or were filed with or furnished to the SEC, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations promulgated thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed or furnished after the date hereof and on or prior to the Closing, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC promulgated thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comment letters received from the SEC or its staff.

Section 4.2    Organization and Qualification.

(a)    Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of incorporation or organization.

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(b)    Except as disclosed in the Company Reports, each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the businesses in which each is engaged, except where the failure to so qualify or have such power or authority would not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the condition (financial or otherwise), operations, results of operations, assets, liabilities, or business of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents or to consummate any transactions contemplated hereby or thereby (any such effect as described in clause (i) or (ii), a “Material Adverse Effect”).

Section 4.3    Authorization; Enforcement; Validity.

(a)    The Company has the full right, power and authority to enter into the Transaction Documents and to perform and discharge its obligations thereunder.

(b)    The execution, delivery and performance by the Company of the Transaction Documents, including the issuance of the Notes and the Conversion Securities, have been duly authorized by all necessary corporate action on the part of the Company.

(c)    This Agreement has been duly executed and delivered by the Company, and (assuming the due authorization, execution and delivery by the Purchaser) constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions. The Registration Rights Agreement will be duly executed and delivered by the Company at Closing, and will (assuming the due authorization, execution and delivery by the Purchaser) constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

Section 4.4    Valid Issuance.

(a)    The Notes have been duly authorized and, when issued and delivered by the Company against payment therefor by the Purchaser in accordance with the terms hereof, will be duly executed and delivered, authenticated, validly issued, free and clear of any Encumbrance (except for restrictions on transfer under applicable securities laws), and will constitute valid and legally binding obligations of the Company, enforceable against it in accordance with their respective terms, subject to the Enforceability Exceptions.

(b)    The Securities issuable upon conversion in whole or in part of the Notes (the “Conversion Securities”) have been duly authorized and validly reserved for issuance. When issued in compliance with the provisions of this Agreement, the Notes and the Memorandum and Articles, the Conversion Securities will be validly issued, fully paid and nonassessable, free and clear of any Encumbrance (except for restrictions on transfer under applicable securities laws), and the Purchaser will be entitled to the rights specified therein and in the Deposit Agreement.

(c)    The Notes and the Conversion Securities will be issued in compliance with all U.S. securities laws and the securities laws of any other applicable jurisdiction.

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Section 4.5    Capitalization.

(a)    The authorized share capital of the Company consists of 1,000,000,000 Ordinary Shares with a par value of US$0.00005 each. As of December 31, 2020, 174,453,992 Ordinary Shares were issued and outstanding. The Company has not issued any shares of capital stock between December 31, 2020 and the Closing Date, except as a result of the grant, vesting or exercise of equity awards in respect of not more than 22,422,584 Ordinary Shares in accordance with the Share Incentive Plans. All issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable, were issued in compliance with all applicable securities laws, and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

(b)    Except as set forth in the Company Reports with respect to share incentive awards that may be issued from time to time under the Company’s Share Incentive Plans, the Company has no shares of capital stock reserved for issuance, with the exception of the shares authorized for issuance upon conversion of the Notes or the Other CBs.

(c)    The Company has issued equity awards in respect of not more than 31,872,524 Ordinary Shares in accordance with the Share Incentive Plans. As of December 31, 2020, equity awards in respect of 9,449,940 Ordinary Shares had been exercised and converted into Ordinary Shares, and equity awards in respect of 22,422,584 Ordinary Shares were unexercised. Except for the Notes, the Other CBs and such equity awards, there are (i) no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, Securities having the right to vote) on any matters on which holders of the Ordinary Shares may vote (“Voting Company Debt”), (ii) no Securities, stock-based performance units, share appreciation rights or other rights, Contracts or undertakings of any kind to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver or sell additional Securities or any Voting Company Debt, and (iii) no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Securities, stock-based performance units, share appreciation rights or other rights.

Section 4.6    No Default, Termination or Lien. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and delivery of the Note by the Company, the issuance and delivery of all Conversion Securities in accordance with the terms of the Note, the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the terms of the Transaction Documents will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any of its Subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such actions result in any violation of the provisions of the organizational documents of the Company or any of its Subsidiaries or any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets.

Section 4.7    No Consents. No consent, approval, authorization or order of, or qualification with, any governmental body or agency or any other Person is required for the performance by the Company of its obligations under the Transaction Documents, except such as may be required by the New York Stock Exchange in connection with the offer and issuance of the Notes.

Section 4.8    Subsidiaries. The capital stock of each Subsidiary that meets the definition of a “significant subsidiary” in Rule 1-02(w) of Regulation S-X under the Exchange Act has been duly authorized and validly issued, is fully paid to the extent that is required by its charter documents and applicable laws and nonassessable and, except to the extent set forth in the Company Reports, is owned by the Company directly, free and clear of any Encumbrance.

Section 4.9    Independent Accountants. Deloitte Touche Tohmatsu Certified Public Accountants LLP (“Deloitte”), who has certified certain financial statements and related schedules included or incorporated by reference in the Company Reports, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act and the rules and regulations thereunder and the Public Company Accounting Oversight Board (United States). Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Deloitte has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

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Section 4.10    Financial Statements. The financial statements of the Company, together with the related notes and schedules, included in the Company Reports (the “Financial Statements”) fairly present in all material respects the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods covered thereby, all in conformity with United States Generally Accepted Accounting Principles (“U.S. GAAP”) applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Company Reports. The Financial Statements comply in all material respects with the Securities Act, the Exchange Act and the rules and regulations thereunder. No other financial statements or supporting schedules or exhibits are required to be filed with the SEC.

Section 4.11    No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth or contemplated in the Company Reports filed prior to the date hereof.

Section 4.12    Legal Proceedings. There are no legal or governmental proceedings, actions, suits or claims (a) pending or, to the Company’s Knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, other than proceedings accurately described in all material respects in the Company Reports and proceedings that would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (b) that are required to be described in the Company Reports and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound that are required to be described in the Company Reports or to be filed as exhibits to the Company Reports that are not described therein or filed as required. Neither the Company nor any of its Subsidiaries, nor any director or officer thereof, is or has been the subject of any legal or governmental proceedings, actions, suits or claims of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. For purposes of this Agreement, “Knowledge” means the actual knowledge (after due inquiry) of the executive officers (as defined in Exchange Act Rule 3b-7) of the Company or any of its Subsidiaries, as applicable.

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Section 4.13    Regulatory Permits. The Company and each of its Subsidiaries have conducted their respective businesses in compliance with all applicable laws, except for noncompliance, if any, disclosed in the Company Reports filed prior to the date hereof or which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries possesses or has applied for all certificates, authorizations, licenses, franchises, permits, orders and approvals issued or granted by the appropriate governmental or regulatory authorities, agencies, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations necessary to conduct its business as currently conducted, except (i) where the failure to possess such certificates, authorizations, licenses, franchises, permits, orders and approval, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”) and (ii) as accurately described in all material respects in the Company Reports, and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or material adverse modification of any such Material Permits (except as accurately described in all material respects in the Company Reports), and to the Company’s Knowledge, there are no facts or circumstances that would give rise to the revocation, termination or material adverse modifications of any Material Permits.

Section 4.14    Material Contracts. Except for the Material Contracts, the Notes and the Other CBs, neither the Company nor any of its Subsidiaries is a party to any agreements, contracts or commitments that are material to the business, financial condition, assets or operations of the Company and its Subsidiaries or that would be required to be filed pursuant to Item 19 and the Instructions as to Exhibits of Form 20-F. Neither the Company nor any of its Subsidiaries is in material default under, or in material violation of, nor has received written notice of termination or default under any Material Contract. For purposes of this Agreement, “Material Contract” means any contract of the Company that was filed as an exhibit to the Company Reports pursuant to Item 19 and the Instructions as to Exhibits of Form 20-F.

Section 4.15    Investment Company Act. Neither the Company nor any of its Subsidiaries is or, after giving effect to the issuance and sale of the Notes and the application of the proceeds thereof, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

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Section 4.16    No Price Stabilization. Neither the Company, its Subsidiaries nor any of the Company’s or its Subsidiaries’ officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

Section 4.17    Title to Property. The Company and its Subsidiaries have good and marketable title to all real and personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of any Encumbrance except such as are described in the Company Reports or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Company Reports.

Section 4.18    No Labor Disputes. No strike, labor dispute, slowdown or stoppage is pending or, to the Knowledge of the Company or the Subsidiaries, threatened against the Company or any of its Subsidiaries, except any labor dispute that would not have, individually or in the aggregate, a Material Adverse Effect, and no union representation dispute currently is existing concerning the employees of the Company or any of its Subsidiaries. To the Knowledge of the Company and its Subsidiaries, no union organizing activities are currently taking place concerning the employees of the Company or any of its Subsidiaries and there has been no violation of any United States federal, state, local or foreign law or collective bargaining agreement relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or retirement benefits, or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its Subsidiaries.

Section 4.19    Taxes. The Company (a) has filed all necessary national, regional, local and other tax returns (or timely filed applicable extensions therefore) that have been required to be filed, (b) is not in default or arrears in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith and for which adequate reserves have been provided and reflected in the financial statements included in the Company Reports, and (c) does not have any tax deficiency that has been or, to the Company’s Knowledge, is reasonably likely to be asserted or threatened against it, except, in each case, for any failure to pay tax or file a tax return or any deficiencies that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 4.20    Compliance with Environmental Laws. Except as disclosed in the Company Reports, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), or, to the Company’s Knowledge, operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

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Section 4.21    Intellectual Property Rights. The Company and its Subsidiaries own or possess, or have the right to use, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights, except such as would not and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 4.22    Compliance with Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries, nor any director or officer thereof nor, to the Company’s Knowledge, any employee, agent, affiliate or representative of the Company or of any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to induce such government official to do or omit to do any act in violation of his or her lawful duties, influence official action or secure, obtain or retain business or any other improper advantage; (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (iv) will use, directly or indirectly, the proceeds of the sale of the Note in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC or any applicable anti-corruption laws (collectively, the “Anti-Corruption Laws”); and the Company and its Subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted, maintained and implemented, and will continue to maintain and implement, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

Section 4.23    OFAC and Similar Laws. Neither the Company nor any of its Subsidiaries or, to the Company’s Knowledge, any director, officer, agent, employee, affiliate or representative thereof, is the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the issuance of the Note, or lend, contribute or otherwise make available such proceeds to any of its Subsidiaries, joint venture partners or other Person, to knowingly fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

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Section 4.24     Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Anti-Money Laundering Law of the PRC, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

Section 4.25    Disclosure Controls and Procedures. Except as disclosed in the Company Reports, the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed annual report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed annual report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date and except as disclosed in the Company Reports, there have been no material changes in the Company’s internal controls (as such term is defined in the rules of the SEC under the Exchange Act) or, to the Company’s Knowledge, in other factors that could affect the Company’s internal controls.

Section 4.26    Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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Section 4.27    Absence of Material Changes. Since December 31, 2019, except as may be otherwise disclosed in such Company Reports, there has not been (a) any Material Adverse Effect, (b) any transaction which is material to the Company, (c) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, (d) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, (e) any change in the capital stock (other than a change in the number of outstanding Ordinary Shares or ADSs due to grants of share under the Company’s Share Incentive Plans existing on the date hereof or the issuance of shares upon the exercise of outstanding options or warrants), or (f) any issuance of options, warrants, convertible securities or other rights to purchase the capital share (other than grants of share options under the Company’s Share Incentive Plans existing on the date hereof) of the Company.

Section 4.28    Brokers’ Fees. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and issuance of any Note or any transaction contemplated by the Transaction Documents.

Section 4.29    Listing and Maintenance Requirements. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, as applicable. The ADSs are registered pursuant to Section 12(b) of the Exchange Act and are listed on the New York Stock Exchange, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the ADSs under the Exchange Act or delisting the ADSs from the New York Stock Exchange, nor has the Company received any notification that either the SEC or the New York Stock Exchange is contemplating terminating such registration or listing. The Conversion Securities will be duly authorized for listing on the New York Stock Exchange immediately upon their issuance.

Section 4.30    Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing provisions thereof that are then in effect.

Section 4.31    New York Stock Exchange Approval Rules. No further approval of the shareholders of the Company under the rules and regulations of the New York Stock Exchange is required for the Company to issue and deliver the Note to Purchaser or the Conversion Securities upon conversion of the Note.

Section 4.32    Offering. Subject to the accuracy of the representations and warranties of the Purchaser in Article III, the offer, sale and issuance of the Notes are exempt from the registration requirements of the Securities Act. Without limiting the generality of the foregoing, neither the Company or any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offering or issuance of any Note, including but not limited to the methods described in Rule 502(c) under the Securities Act.

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Section 4.33    No Integration. Neither the Company or any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, offered or sold or will, directly or indirectly, offer or sell any securities of the same or similar class as the Note, or take any other action, so as to cause the offer and issuance of the Note to fail to be entitled to the exemption from registration requirements of the Securities Act.

Section 4.34    PFIC Status. Each of the Company and its Subsidiaries was not a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, as of the end of its most recent taxable year and, based on the expected composition of its income and the value of its assets, does not expect to be a PFIC for the current taxable year.

Section 4.35    No Transaction or Other Taxes. No transaction, stamp, capital or other documentary, issuance, registration, transaction, transfer, withholding or other similar taxes or duties are payable by or on behalf of the Purchaser to the government of the PRC, Hong Kong or Cayman Islands or any political subdivision or taxing authority thereof in connection with the execution, delivery or performance of this Agreement, the Registration Rights Agreement or the Note.

Section 4.36    Absence of Accounting Issues. The Company has not received any notice, oral or written, from the board of directors stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the board of directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to any of the Company’s material accounting policies; or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years.

Section 4.37    Payment of Dividends. All Conversion Securities shall be entitled to rights to participate in all dividends and other distributions the record dates of which fall after the date such Conversion Securities are issued.

Section 4.38    Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

Section 4.39    No Immunity. Neither the Company or any of its Subsidiaries, nor any of their respective properties, assets or revenues, has any right of immunity, under the laws of the Cayman Islands, Hong Kong, the PRC, the State of New York or the United States, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, Hong Kong, PRC, the State of New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Note, the Registration Rights Agreement or the Deposit Agreement; and, to the extent that the Company, any of its Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its Subsidiaries waives or will waive such right to the extent permitted by law.

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Section 4.40    No Undisclosed Liabilities. The Company and its Subsidiaries do not have any liabilities or obligations other than those (i) reflected on, reserved against, or disclosed in the Financial Statements or in the notes thereto, (ii) incurred in the ordinary course of business, (iii) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iv) arising under the Transaction Documents. There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of any type that have not been so described in the Company Reports or the Financial Statements nor any obligations to enter into any such arrangements.

Section 4.41    Information. The information, documents, and materials provided by the Company and its representatives to the Purchaser or its Affiliates on or before the date of this Agreement in connection with the Purchaser or its Affiliates’ due diligence and the preparation and negotiation of the Transaction Documents, including any financial statements and financial information, and the Other CB Documents, are true, accurate and not misleading in all material respects. The Purchaser acknowledges that neither the Company nor any of its officers, directors or representatives is making any representation or warranty with respect to any projections or forecasts, including the reasonableness of the assumptions underlying such projections or forecasts, provided by the Company or any of its officers, directors or representatives to the Purchaser.

ARTICLE V

OTHER AGREEMENTS

Section 5.1    Depositary. As more fully described in the Notes, upon conversion of all or any portion of a Note in accordance with the terms thereof, the Company shall cause the Depositary to promptly deliver Conversion Securities to the relevant Note holder in accordance with the provisions of the Deposit Agreement, provided that the Purchaser shall reasonably cooperate with the Company and the Depositary in connection therewith.

Section 5.2    Supplemental Listing Application. On the date of this Agreement, the Company shall file a supplemental listing application with the New York Stock Exchange reflecting the transactions contemplated by the Transaction Documents.

Section 5.3    Listing of Shares; Certificates. The Company covenants that all Conversion Securities shall, at all times that any Note is convertible, be duly approved for listing subject to official notice of issuance on the New York Stock Exchange. The Company covenants that the certificates, if any, representing the ADRs to be issued to evidence any Conversion Securities issued upon conversion of Notes shall comply with applicable law.

Section 5.4    SAFE Rules and Regulations. To the extent practicable, the Company shall, on a continuous basis, use its reasonable efforts to cause each of the Company’s direct or indirect shareholders who are a “domestic resident” (as defined in Circular 37), and cause one of its Subsidiaries in the PRC to work with each of the participants of the Share Incentive Plans, who is a “domestic resident” (as defined in Circular 7) and directly or indirectly holds Restricted Shares of the Company, who is a “domestic resident” (as defined in Circular 7), to duly complete, obtain and keep current the foreign exchange registrations with the competent local branch of the SAFE in accordance with the requirements of the SAFE Rules and Regulations.

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Section 5.5    Confidentiality. Each Party agrees not to disclose the other Party’s identity and not to permit such disclosure by any of its Subsidiaries and affiliates unless such disclosure is required, in the good faith determination by qualified legal counsel, by applicable law or regulation (including any rules or regulations of any securities exchange). In the case that disclosure is so required, the Company will provide Purchaser with a draft of the proposed disclosure at least ten days prior to its release, publication or filing and will accept reasonable comments on such disclosure.

Section 5.6    Consent Rights. From and after the Closing Date, the Company shall not, without the prior written consent of the Purchaser, make any acquisition of or investment in any Person (whether for minority or majority stakes) or securities (whether listed or unlisted), any capital expenditure or any acquisition (whether through purchase, sale, spin-off, lease, merger, consolidation, share exchange, business combination or otherwise) that is not within the Principal Business with a value or payment exceeding RMB50,000,000 (in a single transaction or a series of related transactions).

Section 5.7    Most Favorable Terms and Treatment . For so long as the Purchaser (collectively with its Affiliates) beneficially owns 100% of the Note (including in the form of Conversion Securities):

(a)    The Company shall not, without the prior written consent of the Purchaser, issue any Securities (excluding any options or equity awards under the share incentive plans adopted by the Company) (i) convertible, exercisable or exchangeable for or deriving from any equity interest in the Company, and (ii) entitled or subject to repayment, redemption or repurchase by the Company, if such Securities have a maturity date or final repayment, redemption or repurchase date (as applicable) that falls on or before the Maturity Date (as defined in the Note) or any date of early redemption or repurchase that falls on or before the Repurchase Date (as defined in the Note);

(b)    if the Company shall offer or issue to any Person any Securities (i) convertible, exercisable or exchangeable for or deriving from any equity interest in the Company, and (ii) entitled or subject to repayment, redemption or repurchase by the Company, that are guaranteed by the Company or any of its Affiliates or secured by any mortgage, pledge, lien, charge or security interest on any assets or property of the Company or any of its Affiliates, the Parties shall take all necessary actions, including amending the terms and conditions of the Transaction Documents, to cause the Note to be so guaranteed or secured, unless otherwise waived by the Purchaser in writing; and

(c)    if the Company shall offer or issue to any Person any Securities (i) convertible, exercisable or exchangeable for or deriving from any equity interest in the Company, and (ii) entitled or subject to repayment, redemption or repurchase by the Company, that rank senior or in priority to any Note in right of payment, the Parties shall take all necessary actions, including amending the terms and conditions of the Transaction Documents, to cause the Note to rank at least pari passu in right of payment with such Securities, unless otherwise waived by the Purchaser in writing.

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Section 5.8    Reservation of Shares. At any time when any portion of the Notes is outstanding, the Company shall maintain a reserve from its duly authorized but unissued shares, sufficient Ordinary Shares to enable the Company to comply with its obligations to issue the Conversion Securities upon the conversion of the Notes in accordance with the terms and conditions of the Notes.

Section 5.9    Pre-Closing Covenants. Except as contemplated under the Transaction Documents, from the date hereof until the Closing Date, the Company shall, and shall cause each of its Subsidiaries to (a) conduct its business and affairs in the ordinary course of business, and (b) not take any action, or omit to take any action, that would reasonably be expected to make (i) any of its representations and warranties in the Transaction Documents untrue as of the Closing Date, or (ii) any of the conditions precedent set forth in Sections 6.1 not to be satisfied on or prior to the Closing Date.

Section 5.10    Certain Actions. The Company and the Purchaser shall reasonably cooperate with each other and use (and shall cause their respective affiliates to use) reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement, applicable law and stock exchange listing standards to consummate the transactions contemplated by this Agreement as soon as practicable.

Section 5.11    Legends. To the extent reasonably necessary under applicable law, any certificate, book-entry or ADR representing Conversion Securities shall have endorsed until no longer required, to the extent appropriate, upon its face the following words:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144.

Section 5.12    Legend Removal. Upon the request of the Purchaser or any transferee or proposed transferee thereof, the Company shall instruct the Depositary to remove the legend contemplated by Section 5.11 (and shall revoke any related stop transfer or similar instructions to its registrar and transfer agent), if the Conversion Securities are covered by an effective registration statement under the Securities Act or if such person provides reasonable evidence to the effect that a sale, transfer or assignment of such Conversion Securities may be made without registration under the Securities Act or that such Conversion Securities are eligible for resale pursuant to Rule 144 under the Securities Act.

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ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1    Conditions to the Purchaser’s Obligations. The obligations of the Purchaser to consummate the transactions contemplated under this Agreement are subject to the satisfaction of the following conditions, any of which may be waived in writing by the Purchaser in its sole discretion:

(a)    each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date, with the same effect as though those representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be true and correct as of such date;

(b)    the Company shall have duly performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it at or before the Closing;

(c)    no court or other governmental or regulatory authorities, agencies, commissions or other entities, whether federal, state, local or foreign, shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement, and there shall not be pending by or before any such entity any suit, action or proceeding in respect thereof;

(d)    the issuance of the Other CBs shall have closed in accordance with the terms of the Other CB Documents;

(e)    There shall not exist or have occurred any event, circumstance, development or change that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect.

Section 6.2    Conditions to the Company’s Obligations. The obligations of the Company to consummate the transactions contemplated under this Agreement are subject to the satisfaction of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(a)    each of the representations and warranties of Purchaser contained in this Agreement shall be true and correct as of the Closing Date, with the same effect as though those representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be true and correct as of such date;

(b)    Purchaser shall have duly performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it at or before the Closing; and

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(c)    no court or other governmental or regulatory authorities, agencies, commissions or other entities, whether federal, state, local or foreign, shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement, and there shall not be pending by or before any such entity any suit, action or proceeding in respect thereof.

ARTICLE VII

TERMINATION

Section 7.1    Termination. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing:

(a)    by mutual written agreement of the Parties;

(b)    by either Party if any law or final, non-appealable injunction or order shall have been enacted or issued which has the effect of prohibiting the transactions contemplated hereunder; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party if the issuance of such law, injunction or order was initiated by, or primarily due to a breach by, such Party of this Agreement;

(c)    by either Party if the Closing shall not have occurred by June 30, 2021; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any Party if the failure of the Closing to occur on or prior to such date was primarily due to a breach by such Party of this Agreement;

(d)    by the Purchaser if there is a material breach by the Company of any of its representations, warranties, covenants, obligations or agreement hereunder that would give rise to failure of the conditions set forth in Section 6.1 to be satisfied; or

(e)    by the Company if there is a material breach by the Purchaser of any of its representations, warranties, covenants, obligations or agreement hereunder that would give rise to failure of the conditions set forth in Section 6.2 to be satisfied.

Section 7.2    Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, it shall become null and void and of no further force and effect, except that the provisions of this Section 7.2 and Article VIII shall remain in full force and effect; provided that nothing herein shall relieve any Party from liability for any breach of this Agreement that occurred prior to such termination.

ARTICLE VIII

MISCELLANEOUS

Section 8.1    Survival. Other than the representations and warranties set forth in Sections 3.1, 3.2, 4.2, 4.3, 4.4 and 4.5 (collectively, the “Fundamental Representations”), which shall survive the Closing indefinitely, the representations and warranties of the Parties set forth in Articles III and IV shall survive the Closing until the date that is eighteen (18) months after the Closing. All of the covenants, obligations and agreements of the Parties contained in this Agreement shall survive the Closing until fully performed in accordance with their terms.

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Section 8.2    Indemnification.

(a)    From and after the Closing, each Party (the “Indemnitor”) shall indemnify, defend and hold harmless the other Party, its Affiliates and their respective officers, directors, employees and agents (collectively, the “Indemnitees”) from and against any and all suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by any Indemnitee as a result of or arising out of the breach by the Indemnitor of any of its representations, warranties, covenants, obligations or agreement contained in the Transaction Documents.

(b)    No Indemnitee shall be entitled to recover from the Indemnitor more than once in respect of the same Indemnified Liabilities suffered.

(c)    The maximum aggregate amount of Indemnified Liabilities that the Indemnitees will be entitled to recover, other than with respect to breaches of any Fundamental Representations, shall be limited to US$10,000,000. The maximum aggregate amount of Indemnified Liabilities that the Indemnitees will be entitled to recover for breaches of Fundamental Representations (inclusive and not in duplication of the amounts referred to in the preceding sentence) shall be limited to US$20,000,000.

Section 8.3    Costs and Expenses. The Company shall bear, pay and reimburse the Purchaser for all costs, fees and expenses incurred by the Purchaser in connection with the due diligence for the transactions thereunder, up to an amount of US$30,000.

Section 8.4    Entire Agreement. The Transaction Documents and all documents, instruments and certificates delivered in connection therewith constitute and contain the entire agreement and understanding of the Parties with respect to the subject matter thereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the Parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 8.5    Governing Law; Arbitration. This Agreement shall in all respects be construed in accordance with and governed by Hong Kong laws, without reference to its choice of law rules. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules then in force. In the case of any Dispute, there shall be three arbitrators. The claimant(s) shall have the right to appoint one arbitrator, the respondent(s) shall have the right to appoint another arbitrator, and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. The law of this arbitration clause shall be Hong Kong law. The seat of arbitration shall be Hong Kong. It shall not be incompatible with this arbitration agreement for any party to seek interim or conservatory relief from courts of competent jurisdiction before the constitution of the arbitral tribunal.

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Section 8.6    Notices. All notices and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given: (a) upon receipt, when delivered personally; (b) one Business Day after deposit with an internationally recognized overnight courier service; or (c) when sent by confirmed electronic mail if sent during normal business hours of the recipient, or if not, then on the next Business Day, in each case properly addressed to the Party to receive the same. The addresses of the Parties for such communications are:

If to the Company:

Puxin Limited

5/F, Building 4, Dingjun Building

75 Suzhou Street, Haidian District

Beijing 100080

People’s Republic of China

E-mail: wangpeng6@pxjy.com

Attn: Mr. Peng Wang

If to the Purchaser:

Shine Honour Opportunity VI Limited

Address: 33/F, Three Pacific Place

1 Queen’s Road East, Hong Kong

Email: jlewis@pagasia.com

Attention: Jon Lewis

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

Address: Unit 908, Kerry Parkside Office

No. 1155 Fang Dian Road

Pudong, Shanghai 201204, China

Email: niping.wu@fenwick.com

Attention: Niping Wu

A Party may change or supplement the addresses given above by giving the other Party written notice thereof in the manner set forth above.

Section 8.7    Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party without the prior written consent of the other Party.

Section 8.8    No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns. Except as expressly provided in this Agreement, nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

24

Section 8.9    Specific Performance. The Parties acknowledge and agree that irreparable harm would occur for which money damages would not be an adequate remedy if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that, in addition to any other remedies at law or in equity, each Party shall be entitled to injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting any bond or other undertaking.

Section 8.10    Amendment; Waiver.

(a)    This Agreement may be amended, modified or supplemented only by a written instrument duly executed by all the Parties.

(b)    The observance of any provision in this Agreement may be waived only by the written consent of the Party against whom such waiver is to be effective. No failure or delay on the part of any Party to exercise any right hereunder shall operate as waiver thereof, nor shall any single or partial exercise by any Party of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 8.11    Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use commercially reasonable efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement, which most nearly effects the Parties’ intent in entering into this Agreement.

Section 8.12    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above.

PUXIN LIMITED

By:	/s/ Yunlong Sha
Name:	Yunlong Sha
Title:	Chairman and Chief Executive Officer

[Signature Page to Convertible Note Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above.

SHINE HONOUR OPPORTUNITY VI LIMITED

By:	/s/ JON ROBERT LEWIS
Name:	JON ROBERT LEWIS
Title:	Authorised Signatory

[Signature Page to Convertible Note Purchase Agreement]

EXHIBIT A

FORM OF NOTE

A - 1

THE SECURITY REPRESENTED BY THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PUXIN LIMITED

CONVERTIBLE PROMISSORY NOTE

No. [●]

[●], 2021                                                                                                                                                                                          US$[●]

Subject to the terms and conditions of this Convertible Promissory Note (this “Note”), Puxin Limited, a Cayman Islands exempted company with limited liability (the “Company”), for good and valuable consideration received, hereby promises to pay to the order of [●] (such person and any permitted transferee thereof, the “Holder”), the principal amount of US$[•], together with interest thereon pursuant to the terms of this Note. This Note is being issued pursuant to a Convertible Note Purchase Agreement, dated as of March [●], 2021 (the “Purchase Agreement”), between the Company and [●]. The Purchase Agreement contains terms governing the rights of the Holder, and all provisions of the Purchase Agreement are hereby incorporated herein in full by reference. Unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Purchase Agreement.

ARTICLE I

DEFINED TERMS

The terms defined in this Article I (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Note shall have the respective meanings specified in this Article I.

“Additional Amounts” shall have the meaning specified in Section 6.1(a).

“ADS” means American Depositary Shares, each representing two Ordinary Shares as of the date hereof.

“Board of Directors” shall have the meaning specified in Section 5.4(a).

“Business Day” means any day that is not a Saturday, a Sunday or another day on which banks are required or authorized by law to be closed in New York City.

“close of business” means 5:00 p.m. (New York City time).

“Closing Sale Price” of any securities on any date means the closing sale price per security (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the New York Stock Exchange (or the principal U.S. national or regional securities exchange on which such securities are traded). If such securities are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Closing Sale Price” shall be the last quoted bid price for such securities in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If such securities are not so quoted, the “Closing Sale Price” shall be the average of the midpoint of the last bid and ask prices for such securities on the relevant date from each of at least three nationally recognized independent investment banking firms reasonably selected by the Company for this purpose. If there is no bid price or no ask price for such securities on the relevant date, then the “Closing Sale Price” shall be the value per security of such securities as of the close of business on the relevant date as determined by a nationally recognized independent investment banking firm retained by the Company for such purpose as most accurately reflecting the per security price that a fully informed buyer, acting on its own accord, would pay to a fully informed seller, acting on its own accord in an arms-length transaction, for one such security. For so long as the Ordinary Shares are represented by ADSs, the “Closing Sale Price” of the Ordinary Shares on any date shall be the Closing Sale Price of the ADSs on that date, divided by the number of Ordinary Shares then represented by one ADS.

“Company” shall have the meaning specified in the preamble.

“Conversion Date” shall have the meaning specified in Section 5.2(b).

“Conversion Rate” shall have the meaning specified in Section 5.3.

“Conversion Securities” mean the Securities issuable upon conversion in whole or in part of the Note.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on this Note (including principal, interest, any redemption or repurchase price) that are payable but are not punctually paid or duly provided for.

“Deposit Agreement” means Deposit Agreement dated as of June 14, 2018 among the Company, Deutsche Bank Trust Company Americas, as depositary, and the owners and holders from time to time of the ADSs issued thereunder, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Depositary” means the depositary for the ADSs under the Deposit Agreement, being Deutsche Bank Trust Company Americas as of the date of this Note.

“Dispute” shall have the meaning specified in Section 9.2.

“Distributed Assets” shall have the meaning specified in Section 5.4(d).

“Encumbrance” means any security interest, pledge, mortgage, lien, charge, claim, hypothecation, title defect, right of first option or refusal, right of pre-emption, third-party right or interests, put or call right, adverse claim of ownership or use, or other encumbrance of any kind.

“Event of Default” shall have the meaning specified in Section 4.1.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expiration Date” shall have the meaning specified in Section 5.4(f).

“Expiration Time” shall have the meaning specified in Section 5.4(f).

“Fundamental Change” means the occurrence of any of the following:

(a)    (A) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries, the employee benefit plans of the Company and its Subsidiaries and any Permitted Holder, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s ordinary share capital (including ordinary share capital held in the form of ADSs) representing more than 50% of the voting power of the Company’s ordinary share capital, or (B) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the Company’s then outstanding Ordinary Shares (including Ordinary Shares held in the form of ADSs);

(b)    the consummation of (A) any recapitalization, reclassification or change of the Ordinary Shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Ordinary Shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation, merger or scheme of arrangement of the Company or any similar transaction pursuant to which the Ordinary Shares or the ADSs will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s ordinary share capital immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of ordinary share capital of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions vis-à-vis each other as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)    the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

(d)    the ADSs (or Ordinary Shares or other common equity then underlying the Note) cease to be listed or quoted on The New York Stock Exchange (or its successors); or

(e)    any change in or amendment to the laws, regulations and rules of the PRC or the official interpretation or official application thereof (a “Change in Law”) that results in (x) the Company and its Subsidiaries (collectively, the “Company Group”) (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in the Company’s consolidated financial statements for the most recent fiscal quarter, or (y) the Company being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter.

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 6.3(a).

“Holder” shall have the meaning specified in the preamble.

“Interest Payment Date” shall have the meaning specified in Section 2.1.

“Make Whole Fundamental Change” means the occurrence of any Fundamental Change contemplated by clauses (a), (b) (determined without regard to the proviso in clause (b)), (d), or (e) of the definition thereof.

“Make Whole Fundamental Change Premium” means the product of the then applicable Conversion Rate multiplied by 1.20.

“Maturity Date” shall have the meaning specified in Section 3.1.

“Merger Event” shall have the meaning specified in Section 5.5(a).

“Note” shall have the meaning specified in the preamble.

“Ordinary Shares” means the ordinary shares, par value US$0.00005 per share, of the Company.

“Permitted Equity Awards” means (a) options, restricted shares, restricted share units or other equity awards of the Company granted pursuant to the Share Incentive Plans, in an aggregate amount not to exceed 22,422,584 Ordinary Shares (directly or in the form of ADSs), or (b) options, restricted shares, restricted share units or other equity awards of the Company to be granted pursuant to any equity incentive plan of the Company after [●], being the second anniversary of the date of the issuance of the Note.

“Permitted Holders” means Mr. Yunlong Sha, together with any other respective “person” or “group” subject to aggregation of ordinary share capital of the Company (including ordinary share capital held in the form of ADSs) with Mr. Yunlong Sha under Section 13(d) of the Exchange Act.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

“PFIC” shall have the meaning specified in Section 6.12.

“Purchase Agreement” shall have the meaning specified in the preamble.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Ordinary Shares (directly or in the form of ADSs) (or other applicable security) have the right to receive any cash, securities or other property or in which the Ordinary Shares (directly or in the form of ADSs) (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Reference Price” shall have the meaning specified in Section 5.3.

“Reference Property” shall have the meaning specified in Section 5.5(a).

“Related Business” means the business of providing K-12 tutoring services, study-abroad test preparation services and study-abroad consulting services.

“Relevant Securities” shall have the meaning specified in Section 5.4(g).

“Relevant Jurisdiction” shall have the meaning specified in Section 6.1(a).

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 6.1(a).

“Repurchase Date” shall have the meaning specified in Section 6.6.

“Securities” means any Ordinary Shares (including in the form of ADSs) or any equity interest in, or shares of any class in the share capital (ordinary, preferred or otherwise) of, the Company, or any securities convertible, exercisable or exchangeable for or deriving from any Ordinary Shares or such equity interest or shares of any class in the share capital of the Company, or any rights to participate in the profits of the Company, or any options, warrants or rights to acquire any of the above.

“Securities Act” shall have the meaning specified in the legend above.

“Spin-Off” shall have the meaning specified in Section 5.4(d).

“Spin-Off Valuation Period” shall have the meaning specified in Section 5.4(d).

“Successor Company” shall have the meaning specified in Section 11.1(a).

“Trigger Event” shall have the meaning specified in Section 5.4(d).

“Underlying Shares” shall have the meaning specified in Section 5.2(b)(i).

“US$ or $” refers to United States dollars, the lawful currency of the United States.

ARTICLE II

PAYMENT OF INTEREST

Section 2.1    Interest Payments. Interest shall accrue on the principal amount of the Note (in each case computed on the basis of a 365/366-day year and the actual number of days elapsed in any year) at a simple rate equal to 3.00% per annum. The Company shall pay to the Holder all accrued interest in cash semiannually on each March [●] and September [●]1 of each year (each, an “Interest Payment Date”), commencing on September [●], 2021 and including the Maturity Date. Interest shall accrue on any principal payment due under this Note until such time as payment therefor is actually delivered to the Holder; provided that if any portion of the principal amount is duly converted into ADSs pursuant to and in accordance with the Note, interest shall cease to accrue on the portion of the principal amount being converted upon completion of such conversion in accordance with Section 5.2.

Section 2.2    Payment of Interest Upon Conversion. Accrued and unpaid interest that would have been payable on the next Interest Payment Date will not be payable with respect to any portion of the Note submitted for conversion prior to such Interest Payment Date except for (i) a Note submitted for conversion after [●] (the last Interest Payment Date prior to the Maturity Date); (ii) if a Fundamental Change has occurred and the Note is submitted for conversion prior to the last day that the Note may be submitted for repurchase pursuant to Section 6.3; or (iii) to the extent of any Defaulted Amount, if any Defaulted Amount exists at the time of conversion with respect to the Note.

ARTICLE III

PAYMENT OF PRINCIPAL ON NOTE

Section 3.1    Scheduled Payment. Unless converted, redeemed or repurchased in full in accordance with the terms of this Note, the principal amount (including any accrued and unpaid interest) of this Note shall be due and payable on [●]2 (the “Maturity Date”).

Section 3.2    Payment. All amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall be paid to the account designated by the Holder in U.S. dollars, in immediately available funds on the date that any principal, interest or other payment is due and payable hereunder. If any such payment date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day. The Company shall not have the right to pre-pay the outstanding principal of any Note without the prior written consent of the Holder.

ARTICLE IV

EVENTS OF DEFAULT; REMEDIES ON DEFAULT

Section 4.1    Event of Default. An “Event of Default” shall exist if any of the following conditions or events shall occur, whatever the reason or cause for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any governmental authority or otherwise:

[1]	Interest payment dates to be each anniversary date of Closing and each date that is six months thereafter.
[2]	Insert the date that is the fifth anniversary of the date of the Note.

(a)    the Company defaults in the payment of principal on the Note, or any redemption or repurchase price with respect to the Note, when the same becomes due and payable, whether at maturity or at a date fixed for payment or prepayment, or by declaration or otherwise;

(b)    the Company defaults in the payment of interest on the Note when the same becomes due and payable, whether at maturity, on an Interest Payment Date or at a date fixed for payment or prepayment, or by declaration or otherwise, and such failure to pay is not cured within three (3) Business Days after the occurrence thereof;

(c)    the Company fails to perform and comply with its obligation to convert all or a portion of the Note in accordance with Article V upon the exercise by the Holder of its conversion rights, and such failure continues for a period of five (5) Business Days;

(d)    the Company fails to provide a notice of a Make Whole Fundamental Change in accordance with Section 6.2, or a notice of a Fundamental Change in accordance with Section 6.3, in each case when such notice is due, and such failure continues for a period of five (5) Business Days;

(e)    the Company fails to comply with the provisions of Article XI;

(f)    the Company fails to comply with any other provisions of this Note or any other Transaction Document, and such failure is not remedied within thirty (30) days after the Company receives written notice thereof from the Holder;

(g)    the Company, any Subsidiary of the Company or any of their respective affiliates fails to pay principal, interest, repurchase or redemption price when due (whether at stated maturity or otherwise) or an uncured default exists that results in the acceleration of maturity of any indebtedness for borrowed money of the Company, any subsidiary of the Company or any of their respective affiliates in an aggregate amount in excess of US$10,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within any applicable cure period (not to exceed thirty (30) days) set forth in the relevant agreement or instrument;

(h)    one or more final non-appealable judgments for the payment of money in any aggregate amount in excess of US$10,000,000 shall be rendered against the Company, any Subsidiary of the Company or any of their respective affiliates and the same shall remain undischarged for a period of sixty (60) days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company, any Subsidiary of the Company or any of their respective affiliates to enforce any such judgment;

(i)    the Company (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or winding-up or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property or (v) is adjudicated as insolvent or to be liquidated; or

(j)    a court or governmental authority of competent jurisdiction enters an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company and such petition shall not be dismissed within sixty (60) days.

Section 4.2    Acceleration.

(a)    The Company shall promptly deliver a written notice to the Holder upon the occurrence of an Event of Default.

(b)    If any Event of Default specified in Section 4.1(i) or (j) has occurred, 100% of the outstanding principal of, and accrued and unpaid interest on, the Note shall automatically become immediately due and payable without any action on the part of the Holder.

(c)    If any other Event of Default has occurred and is continuing, the Holder may at any time at his, her or its option, by notice to the Company, declare the Note to be immediately due and payable, and upon any such declaration the Note (including any accrued and unpaid interest thereon) shall be immediately due and payable.

(d)    Upon the Note becoming due and payable under this Section 4.2, whether automatically or by declaration, the Note will forthwith mature and the entire unpaid principal amount (including any accrued and unpaid interest) shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

Section 4.3    Other Remedies.

(a)    If any Event of Default has occurred and is continuing, and irrespective of whether the Note has become or has been declared immediately due and payable under Section 4.2, the Holder may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, for an injunction against a violation of any of the terms hereof or thereof or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 4.4    No Waivers or Election of Remedies; Expenses. No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. The Company shall pay the principal amount (including any accrued and unpaid interest) of the Note without any deduction for any setoff or counterclaim. No right, power or remedy conferred by the Purchase Agreement or by the Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. The Company will pay to the Holder on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of the Holder incurred in any enforcement or collection under this Article IV, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 4.5    Default Interest. Any Defaulted Amounts shall accrue interest at the rate per annum borne by the Note plus 2%, from and including the relevant due date until the date of actual payment, and such Defaulted Amounts together with such interest thereon shall be paid by the Company to the Holder immediately on demand.

ARTICLE V

CONVERSION

Section 5.1    Conversion by Holder. At any time prior to the close of business on the Business Day immediately preceding the Maturity Date, the Holder shall have the right to, from time to time and at the Holder’s option, convert all or any portion of the outstanding principal amount (including any accrued and unpaid interest) of this Note to fully paid ADSs at the applicable Conversion Rate, in accordance with the provisions of this Article V. For the avoidance of doubt, any reference in this Note to the conversion of the Note into ADSs shall mean the issuance of ADSs following conversion of the Note in accordance with the procedure set forth in Section 5.2.

Section 5.2    Conversion Procedure.

(a)    Subject to Section 5.2(b), this Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has delivered, by electronic mail, courier or any other method of delivery permitted under Section 12.3, a written notice of conversion and the Note for cancellation to the Company. Following the close of business on the Conversion Date, the rights of the Holder as holder of this Note to the extent of the conversion shall cease, and the Person or Persons in whose name or names the ADSs are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the ADSs represented thereby.

(b)    As soon as possible upon each conversion, and in any event within five (5) Business Days after the relevant Conversion Date, the Company shall:

(i)    (A) issue the number of Ordinary Shares represented by the ADSs to be issued upon conversion (the “Underlying Shares”) in the name of the Depositary (or, if applicable, the custodian designated by the Depositary) in the Company’s share transfer registry, (B) cause the share certificate(s) evidencing such Ordinary Shares to be executed and delivered to the Depositary (or, if applicable, the custodian designated by the Depositary), and (C) deposit such Underlying Shares with the Depositary (or, if applicable, the custodian designated by the Depositary), in the name and on behalf of the Holder;

(ii)    cause the Depositary to issue and deliver to the securities account designated by the Holder certificates or a book-entry transfer for the number of ADSs to which the Holder shall be entitled to upon such conversion pursuant to Section 5.1 in accordance with the Deposit Agreement; and

(iii)    deliver to the Holder a new Note representing any portion of the principal amount that was represented by the Note surrendered to the Company in connection with such conversion, but which was not converted or which could not be converted because it would have required the issuance of a fractional ADS.

The converting Holder shall cooperate with the Company and the Depositary to facilitate the process outlined above.

(c)    If a fractional ADS would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional ADS, shall in the event the conversion is being consummated in connection with repayment in full of the Note, pay in cash an amount equal to the market price of such fractional share based on the Closing Sale Price of the ADSs on the Conversion Date.

(d)    The issuance of the Underlying Shares and ADSs upon conversion of this Note shall be made without charge to the holder hereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Underlying Shares and ADSs, unless the tax is due because the holder requests such Underlying Shares and ADSs to be issued in a name other than the holder’s name, in which case the holder shall pay such tax. Upon conversion of this Note, the Company shall take all such actions and execute and deliver all such documents as are necessary or reasonably requested by the Holder in order to ensure that the Ordinary Shares and ADSs issuable with respect to such conversion shall be validly issued in accordance with Section 5.2(b), fully paid and nonassessable.

(e)    The Company shall not close its books against the transfer of Ordinary Shares or ADSs issued or issuable upon conversion of this Note in any manner which interferes with the timely conversion of this Note.

Section 5.3    Conversion Rate. The initial Conversion Rate shall be 125.0000 ADSs (subject to adjustment as provided in this Article V, the “Conversion Rate”) per US$1,000 principal amount of the Note, representing a conversion price of US$8.00 per ADS (as appropriately adjusted to reflect any adjustment to the Conversion Rate, the “Reference Price”). The Conversion Rate shall be subject to adjustment from time to time pursuant to Section 5.4 or 5.5, and shall also be subject to adjustment upon the occurrence of certain Make Whole Fundamental Changes pursuant to Section 6.2.

Section 5.4    Adjustments to Conversion Rate. If the number of Ordinary Shares represented by each ADS is changed, after the date of this Note, for any reason other than one or more of the events described in this Section 5.4, the Company shall make an appropriate adjustment to the Conversion Rate such that the number of Ordinary Shares represented by the ADSs upon which conversion of the Note is based remains the same. In addition, the Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)    In case the Company shall, at any time or from time to time while the Note is outstanding, pay a dividend in Ordinary Shares (directly or in the form of ADSs) or make a distribution in Ordinary Shares to all or substantially all holders of Ordinary Shares, then the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect on the Record Date for such dividend or distribution;

OS0	=	the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the Record Date for such dividend or distribution; and

OS1	=	the number of Ordinary Shares that would be outstanding immediately after, and solely as a result of, such dividend or distribution.

Any adjustment made pursuant to this Section 5.4(a) shall become effective immediately prior to 9:00 a.m., New York City time, on the Record Date for such dividend or distribution. If any dividend or distribution that is the subject of this Section 5.4(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Company (the “Board of Directors”) publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For purposes of this Section 5.4(a), the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the Record Date for such dividend or distribution shall not include Ordinary Shares held in treasury, if any. The Company shall not pay any dividend or make any distribution on Ordinary Shares held in treasury, if any.

(b)    In case outstanding Ordinary Shares (directly or in the form of ADSs) shall be subdivided or split into a greater number of Ordinary Shares or combined or reverse split into a smaller number of Ordinary Shares (in each case, other than as a result of a transaction for which appropriate adjustment has been made in accordance with Section 5.5), the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the effective date of such subdivision, split, reverse split or combination;

CR1	=	the Conversion Rate in effect on the effective date of such subdivision, split, reverse split or combination;

OS0	=	the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the effective date of such subdivision, split, reverse split or combination; and

OS1	=	the number of Ordinary Shares that would be outstanding immediately after, and solely as a result of, such subdivision, split, reverse split or combination.

Any adjustment made pursuant to this Section 5.4(b) shall become effective immediately prior to 9:00 a.m., New York City time, on the effective date of such subdivision, split, reverse split or combination.

(c)    In case the Company shall issue rights (other than rights issued pursuant to a shareholders’ rights plan or a dividend or distribution in Ordinary Shares as set forth in (a) above), options or warrants to all or substantially all holders of Ordinary Shares (directly or in the form of ADSs), other than an issuance as a result of a transaction for which appropriate adjustment has been made in accordance with Section 5.5, entitling them to purchase, for a period expiring within forty-five (45) calendar days of the date of issuance, Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share less than the average of the Closing Sale Prices of Ordinary Shares during the ten (10) consecutive trading day period ending on the trading day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the Record Date for such issuance;

CR1	=	the Conversion Rate in effect on the Record Date for such issuance;

OS0	=	the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the Record Date for such issuance;

X	=	the total number of Ordinary Shares issuable (directly or in the form of ADSs) pursuant to such rights, options or warrants; and

Y	=	the number of Ordinary Shares equal to the quotient of (x) aggregate price payable to exercise such rights, options or warrants, divided by (y) the average of the Closing Sale Prices of Ordinary Shares during the ten (10) consecutive trading day period ending on the trading day immediately preceding the date of announcement of such issuance.

Any adjustment made pursuant to this Section 5.4(c) shall become effective immediately prior to 9:00 a.m., New York City time, on the Record Date for such issuance. If any rights, options or warrants described in this Section 5.4(c) are not so issued, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or Ordinary Shares are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered (directly or in the form of ADSs). In determining the aggregate price payable to exercise such rights, options and warrants, there shall be taken into account any consideration received by the Company for such rights, options or warrants and the value of such consideration (if other than cash, to be determined in good faith by the Board of Directors). For purposes of this Section 5.4(c), the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the Record Date for such issuance shall not include Ordinary Shares held in treasury, if any. The Company shall not issue any such rights, options or warrants in respect of Ordinary Shares held in treasury, if any.

(d)    In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of Ordinary Shares (directly or in the form of ADSs) any class of capital stock of the Company or evidences of its indebtedness or assets (including securities, but excluding (i) any dividends or distributions referred to in Section 5.4(a), (ii) any rights, options or warrants referred to in Section 5.4(c), (iii) any dividends or distributions of exclusively cash referred to in Section 5.4(e), (iv) any dividends or distributions as a result of a transaction for which appropriate adjustment has been made in accordance with Section 5.5, or (v) any Spin-Offs to which the provisions set forth below in this Section 5.4(d) applies) (any of such class of capital stock, evidences of indebtedness or assets, including those subject to any Spin-Off, the “Distributed Assets”), then, in each such case, the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the Record Date for such distribution;

CR1	=	the Conversion Rate in effect on the Record Date for such distribution;

SP0	=	the average of the Closing Sale Prices of Ordinary Shares during the ten (10) consecutive trading day period ending on the trading day immediately preceding the Record Date for such distribution; and

FMV	=	the fair market value on the Record Date for such distribution of the Distributed Assets applicable to one (1) Ordinary Share, as determined in good faith by the Board of Directors.

In the event where there has been a payment of a dividend or other distribution on the Ordinary Shares (directly or in the form of ADSs) or shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”) that are, or when issued, will be, traded, listed or admitted for trading or listing on the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market or any other U.S. national securities exchange or market, then the Conversion Rate shall instead be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the end of the Spin-Off Valuation Period (as defined below);

CR1	=	the Conversion Rate in effect immediately after the end of the Spin-Off Valuation Period;

FMV0	=	the average of the Closing Sale Prices of the Distributed Assets during the ten consecutive trading day period commencing on and including the effective date of the Spin-Off (the “Spin-Off Valuation Period”) applicable to one (1) Ordinary Share; and

MP0	=	the average of the Closing Sale Prices of Ordinary Shares during the Spin-Off Valuation Period.

In respect of any conversion during the Spin-Off Valuation Period, references in the portion of this Section 5.4(d) related to Spin-Offs to ten trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed from, and including, the effective date of such Spin-Off to, and including, the Conversion Date in determining the Conversion Rate for such conversion.

Any adjustment made pursuant to this Section 5.4(d) shall become effective immediately prior to 9:00 a.m., New York City time, on the Record Date for such distribution, or, in the case of a Spin-Off, immediately after the end of the Spin-Off Valuation Period. If any dividend or distribution of the type described in this Section 5.4(d) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, in connection with any dividend or distribution referred to in this Section 5.4(d), the Holder may elect to receive, in lieu of the foregoing adjustments, in respect of each US$1,000 principal amount of the Note, at the same time and upon the same terms as holders of Ordinary Shares or ADSs receive the Distributed Assets, the amount and kind of Distributed Assets the Holder would have received if such holder had converted such principal amount of the Note into a number of ADSs at the Conversion Rate as in effect immediately prior to the Record Date for the distribution.

Rights or warrants distributed by the Company to all holders of Ordinary Shares (whether direct or in the form of ADSs) entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 5.4 (and no adjustment to the Conversion Rate under this Section 5.4 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 5.4(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Note, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights. In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 5.4 was made, (A) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Ordinary Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Ordinary Shares as of the date of such redemption or repurchase and (B) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

(e)    In case the Company shall pay a dividend or otherwise distribute to all or substantially all holders of its Ordinary Shares (direct or in the form of ADSs) a dividend or other distribution of exclusively cash, then the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect on the Record Date for such dividend or distribution;

SP0	=	the average of the Closing Sale Prices of Ordinary Shares during the ten (10) consecutive trading day period ending on the trading day immediately preceding the Record Date for such dividend or distribution; and

DIV	=	the amount in cash per Ordinary Share the Company distributes to holders of its Ordinary Shares (direct or in the form of ADSs).

Any adjustment made pursuant to this Section 5.4(e) shall become effective immediately prior to 9:00 a.m., New York City time, on the Record Date for such dividend or distribution. If any dividend or distribution of the type described in this Section 5.4(e) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, in connection with any dividend or distribution referred to in this Section 5.4(e), the Holder may elect to receive, in lieu of the foregoing adjustments, in respect of each US$1,000 principal amount of the Note, at the same time and upon the same terms as holders of Ordinary Shares or ADSs receive such dividend or distribution, the amount of such dividend or distribution in cash the Holder would have received if the such holder had converted such principal amount of the Note into a number of ADSs at the Conversion Rate as in effect immediately prior to the Record Date for the distribution.

(f)    In case of purchases of the Ordinary Shares (directly or in the form of ADSs) pursuant to a tender offer or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Ordinary Shares (directly or indirectly in the form of ADSs), to the extent that the amount of cash and the fair market value, as determined in good faith by the Board of Directors as of the Expiration Date, of any other consideration included in the payment per Ordinary Share (or equivalent payment per Ordinary Share represented by the ADSs) exceeds the average of the Closing Sale Prices of the Ordinary Shares during the ten (10) consecutive trading days commencing on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (as it may be amended) (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the 10th trading day immediately following the trading day next succeeding the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the 10th trading day immediately following the trading day next succeeding the Expiration Date;

FMV	=	the aggregate amount of cash and fair market value (as determined in good faith by the Board of Directors as of the Expiration Date) of all other consideration, paid or payable for Ordinary Shares (directly or in the formof ADSs) validly tendered or exchanged and not validly withdrawn in such tender or exchange offer;

OS1	=	the number of Ordinary Shares outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”), after giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer;

OS0	=	the number of Ordinary Shares outstanding immediately before the Expiration Time; and

SP1	=	the average of the Closing Sale Prices of Ordinary Shares during the ten (10) consecutive trading day period commencing on the trading day next succeeding the Expiration Date.

In respect of any conversion during such ten (10) consecutive trading day period, references in this Section 5.4(f) to such ten (10) trading day period shall be deemed to be replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the Expiration Date in determining the Conversion Rate for such conversion.

Any adjustment made pursuant to this Section 5.4(f) shall become effective immediately after 5:00 p.m., New York City time, on the 10th trading day immediately following the trading day next succeeding the Expiration Date. If the Company, or one of its Subsidiaries, is obligated to purchase Ordinary Shares (directly or indirectly in the form of ADSs) pursuant to any such tender or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting all such purchases or all such purchases are rescinded, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 5.4(f) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 5.4(f).

(g)    If and whenever the Company shall issue any Ordinary Shares or ADSs or issue or grant options, warrants or other rights to purchase, subscribe, convert into, exercise or exchange for Ordinary Shares or ADSs (other than any issuance pursuant to this Note, any other convertible note issued pursuant to the Purchase Agreement or the Other CBs, or upon the grant, vesting or exercise of any Permitted Equity Awards) (the “Relevant Securities”), in each case at a consideration per ADS (on an as-converted and as-exercised basis and, in the case of any issuance of Ordinary Shares, such issue price per Ordinary Share multiplied by the applicable number of Ordinary Shares then represented by each ADS) which is less than the Reference Price per ADS, the Conversion Rate shall be increased based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately prior to the date of issue of the Relevant Securities;

CR1 = the Conversion Rate in effect as from the date of issue of the Relevant Securities;

A = the number of issued and outstanding Ordinary Shares immediately before the issue of the Relevant Securities;

B = the number of Ordinary Shares which the aggregate consideration receivable for the issue of the Relevant Securities would purchase at the price equal to (x) the Reference Price divided by (y) the applicable number of Ordinary Shares then represented by each ADS; and

C = the number of issued and outstanding Ordinary Shares immediately after the issue of the Relevant Securities;

provided that references to the number of Ordinary Shares in the above formula shall include all the Ordinary Shares to be issued assuming that all options, warrants or other rights to purchase, subscribe, convert into, exercise or exchange for Ordinary Shares or ADSs are exercised in full at the initial exercise price on the date of issue of such options, warrants or other rights.

(h)    To the extent that the Company has a shareholder rights plan in effect upon any conversion of the Note, each ADS delivered upon such conversion shall be entitled to receive (either directly or in respect of the Ordinary Shares underlying such ADSs) the appropriate number of rights, if any, and the certificates representing the ADSs delivered upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion, the rights have separated from the Ordinary Shares or ADSs pursuant to the provisions of the applicable shareholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company had made a distribution as provided in Section 5.4(d), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(i)    In addition to those adjustments required by clauses (a)-(h) of this Section 5.4, and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange and any other securities exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Board of Directors determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Ordinary Shares or the ADSs or rights to purchase Ordinary Shares or ADSs in connection with a dividend or distribution of Ordinary Shares or ADSs (or rights to acquire Ordinary Shares or ADSs) or similar event.

(j)    All calculations under this Article V shall be made in good faith by the Company in accordance with this Article V, and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of an Ordinary Share, as the case may be. The Company shall certify to the Holder that all calculations are made in compliance with this Article V, and shall show the Holder in detail the facts upon which such calculations and adjustments were made.

(k)    For purposes of this Section 5.4, the number of Ordinary Shares at any time outstanding shall not include Ordinary Shares held in the treasury of the Company but shall include Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares. The Company shall not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company.

(l)    Notwithstanding any of the foregoing clauses in this Section 5.4, the applicable Conversion Rate will not be adjusted pursuant to this Section 5.4, (i) if and to the extent that the Holder participates in the transaction that would otherwise give rise to adjustment pursuant to this Section 5.4 on an as-converted basis or (ii) solely by reason of the issuance or conversion of any other Note pursuant to the Purchase Agreement.

Section 5.5    Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares.

(a)    In the case of:

(i) any recapitalization, reclassification or change of the ADSs or Ordinary Shares (other than changes resulting from a subdivision or combination),

(ii) any consolidation, merger, combination or similar transaction involving the Company,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv) any statutory share exchange,

in each case, as a result of which the ADS or the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to the Note providing that, at and after the effective time of such Merger Event, the right to convert each US$1,000 principal amount of the Note shall be changed into a right to convert such principal amount of Note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of ADSs equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one ADS is entitled to receive) upon such Merger Event; provided, however, that any ADSs that the Company would have been required to deliver upon conversion of the Note shall instead be deliverable in the amount and type of Reference Property that a holder of that number of ADSs would have been entitled to receive in such Merger Event.

If the Merger Event causes the ADSs or Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then (i) the Reference Property into which the Note will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of ADSs, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one ADS. If the holders of the ADSs or Ordinary Shares receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event the consideration due upon conversion of each US$1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date, multiplied by the price paid per ADS or Ordinary Share, as applicable, in such Merger Event.

Such amendment described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this Article V (it being understood that no such adjustments shall be required with respect to any portion of the Reference Property that does not consist of equity securities (however evidenced) or depositary receipts in respect thereof). If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing Person, as the case may be, in such Merger Event, then such other Person shall also execute such amendment and such amendment shall contain such additional provisions to protect the interests of the Holder.

(b)    The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 5.5. None of the foregoing provisions shall affect the right of the Holder to convert the Note pursuant to the terms of the Note.

(c)    The above provisions of this Section 5.5 shall similarly apply to successive Merger Events.

Section 5.6    Notices.

(a)    Immediately upon any adjustment of the Conversion Rate, the Company shall send written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

(b)    The Company shall send written notice to the Holder at least twenty (20) days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon Ordinary Shares (whether direct or in the form of ADSs), any subdivision, stock split, reverse stock split or combination, or any tender offer or exchange offer, (ii) with respect to any pro rata subscription offer to holders of Ordinary Shares (whether direct or in the form of ADSs) or (iii) for determining rights to vote with respect to any Fundamental Change, dissolution or liquidation.

(c)    The Company shall also give at least twenty (20) days’ prior written notice to the Holder of the date on which any dissolution or liquidation shall take place.

ARTICLE VI

CERTAIN COVENANTS

Section 6.1    Additional Amounts.

(a)    All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect the Note, including payments of principal, payments of interest, payments of any redemption or repurchase price, and payments of cash and/or deliveries of ADSs (together with payments of cash for any fractional ADS) upon conversion of the Note, shall be made free from any restriction or condition without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company or any successor to the Company is, for tax purposes, organized or resident or doing business (each, as applicable, a “Relevant Taxing Jurisdiction”) or through which payment is made or deemed made (together with each Relevant Taxing Jurisdiction, a “Relevant Jurisdiction,” and in each case, any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Company or any successor to the Company shall pay to the Holder such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the Holder after such withholding or deduction (and after deducting any taxes on the Additional Amounts) will equal the amounts that would have been received by the Holder had no such withholding or deduction been required; provided that no Additional Amounts shall be payable for or on account of

(i)     any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(1)

the existence of any present or former connection between the Holder and the Relevant Jurisdiction, other than merely holding the Note or the receipt of payments thereunder, including the Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(2)

the failure of the Holder to comply with a timely request from the Company or any successor of the Company, addressed to the Holder, to provide certification, information, documents or other evidence concerning the Holder’s or nationality, residence, identity or connection with the Relevant Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable; or

(3)	the presentation of the Note (in cases in which presentation is required) for payment in the Relevant Jurisdiction, unless the Note could not have been presented for payment elsewhere;

(ii)	any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge; or

(iii)

any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding, deducting or any collection at source from payments or deliveries under or with respect to the Note.

(b)    In addition to the foregoing, the Company will also pay and indemnify each holder and beneficial owner of the Note for any present or future stamp, issue, registration, value added, court or documentary taxes, or any other excise or property taxes, charges or similar levies or taxes (including penalties, interest and any other reasonable expenses related thereto) which are levied by any Relevant Jurisdiction (and in the case of enforcement, any jurisdiction) on the execution, delivery, registration or enforcement of any of the Notes or any document or instrument referred to herein.

(c)    If the Company or its successor is required to make any deduction or withholding from any payments or deliveries with respect to the Note, it shall deliver to the Holder official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted.

Section 6.2    Increase in Conversion Rate Upon a Make Whole Fundamental Change

(a)    The Company shall provide written notice to the Holder of any Make Whole Fundamental Change as promptly as practicable and in any event within ten (10) Business Days following the earlier of (i) the date of the announcement by the Company of the event giving rise to the Make Whole Fundamental Change and (ii) the effective date of such Make Whole Fundamental Change.

(b)    Upon the occurrence of a Make Whole Fundamental Change, the Conversion Rate will be adjusted to be the Make Whole Fundamental Change Premium with respect to any conversion requests made by the Holder from the earlier of (i) the date of the announcement by the Company of the event giving rise to the Make Whole Fundamental Change and (ii) the effective date of such Make Whole Fundamental Change, until twenty (20) Business Days after effective date of such Make Whole Fundamental Change.

(c)    Nothing in this Section 6.2 shall prevent an adjustment to the Conversion Rate pursuant to Section 5.4 or 5.5.

Section 6.3    Repurchase of the Note Upon a Fundamental Change.

(a)    Upon the occurrence of a Fundamental Change, the Holder shall have the right, at its option, to require the Company to repurchase for cash all or any portion of the Note at a repurchase price equal to 100% of the principal amount plus all accrued and unpaid interest, calculated to but excluding the date of repurchase, by delivering to the Company, by electronic mail, courier or any other method of delivery permitted under Section 12.3, a written notice (the “Fundamental Change Repurchase Notice”) and the Note for cancellation at any time prior to the twentieth (20th) Business Day following the effective date of the Fundamental Change.

(b)    No later than ten (10) Business Days after the occurrence of the effective date of a Fundamental Change, the Company shall provide to the Holder a written notice specifying, among others: (i) the events causing the Fundamental Change; (ii) the effective date of the Fundamental Change; (iii) the last date on which the Holder may exercise the repurchase right pursuant to this Section 6.3; (iv) the then outstanding principal amount of the Note and the accrued and unpaid interest thereon; and (v) the then effective Conversion Rate and any adjustments to the Conversion Rate. No failure of the Company to give the foregoing notices and no defect therein shall limit the Holder’s repurchase rights or affect the validity of the proceedings for the repurchase of the Note pursuant to this Section 6.3.

(c)    The payment of the repurchase price contemplated by Section 6.3(a) shall be made by the Company to the Holder within ten (10) Business Days following the delivery of such Fundamental Change Repurchase Notice.

(d)    If the Fundamental Change giving rise to the repurchase obligation pursuant to this Section 6.3 is also a Make Whole Fundamental Change, then the Company will permit the Holder to present the Note for repurchase pursuant to this Section 6.3 for as long as the Note may also be converted at the Make Whole Fundamental Change Premium, as contemplated by Section 6.2.

Section 6.4    Certain ADS Matters.

(a)    The Company covenants that all ADSs delivered upon conversion of the Note, and all Ordinary Shares represented by such ADSs, will be fully paid and non-assessable by the Company and free from any Encumbrance, tax or charge.

(b)    The Company covenants that, if any ADSs to be provided for the purpose of conversion of the Note hereunder, or any Ordinary Shares represented by such ADSs, require registration with or approval of any governmental authority under any federal or state law before such ADSs may be validly issued upon conversion, the Company shall, to the extent then permitted by applicable laws, secure such registration or approval, as the case may be.

(c)    The Company further covenants that if at any time the ADSs shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the ADSs shall be so listed on such exchange or automated quotation system, any ADSs deliverable upon conversion of the Note.

(d)    The Company further covenants to take all actions and obtain all approvals and registrations required with respect to the conversion of the Note into ADSs and the issuance, and deposit into the ADS facility, of the Ordinary Shares represented by such ADSs. The Company also undertakes to maintain, as long as the Note is outstanding, the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder such that ADSs can be delivered in accordance with the terms of the Note and the Deposit Agreement upon conversion of the Note. The Company further covenants to provide the Holder with a reasonably detailed description of the mechanics for the delivery of ADSs upon any conversion of this Note upon request and to reserve, free from preemptive rights, out of its authorized but unissued Ordinary Shares, a number of Ordinary Shares that is greater than or equal to the number of Ordinary Shares corresponding to the number of ADSs due upon full conversion of the Note from time to time.

(e)    If the Ordinary Shares cease to be represented by ADSs issued under a depositary receipt program sponsored by the Company, all references in this Note to the ADSs shall be deemed to have been replaced by a reference to the number of Ordinary Shares (and other property, if any) represented by the ADSs on the last day on which the ADSs represented the Ordinary Shares and as if the Ordinary Shares and the other property had been distributed to holders of the ADSs on that day. In addition, all appropriate adjustments, including adjustments to the Conversion Rate, will be made to reflect such change. In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination will apply. The Company shall provide written notice to the Holder upon the occurrence of the foregoing.

Section 6.5    Resale of Conversion Securities.

(a)    The Company shall use its reasonable best efforts to assist the Holder in the sale or disposition of any Conversion Securities, if the Conversion Securities are covered by an effective registration statement under the Securities Act or if such person provides reasonable evidence to the effect that a sale, transfer or assignment of such Conversion Securities may be made without registration under the Securities Act or that such Conversion Securities are eligible for resale pursuant to Rule 144 under the Securities Act, and upon request of the Holder:

(i)

promptly deliver applicable instruction letters to the Company’s transfer agent or the Depositary (as applicable) to remove restrictive legends to the extent permitted by applicable securities laws; and

(ii)

with respect to ADSs listed or traded on any exchange or inter-dealer quotation system, promptly deliver instruction letters to the Company’s share registrar and depositary agent to convert any Ordinary Shares to depositary receipts or similar instruments, to cancel any depositary receipts or similar instruments in exchange for Ordinary Shares represented thereby, and/or to deposit any ADSs in the brokerage account(s) designated by the Holder.

Section 6.6    Repurchase at Holder’s Option. The Holder shall have the right, at its option, to require the Company to repurchase for cash all or part of the Note, on [●], being the third anniversary of the date of the issuance of the Note (the “Repurchase Date”), at a repurchase price equal to 100% of the principal amount of the Note then outstanding and to be repurchased plus all accrued and unpaid interest, calculated to but excluding the Repurchase Date. Such right shall be exercisable by the Holder by delivering a written notice of repurchase no later than ten (10) Business Days prior to the Repurchase Date.

Section 6.7    Transfers of the Note.

(a)    The Holder or any subsequent holder of the Note may transfer all or a portion of the Note, in a single transaction or multiple transactions, to (i) any Person that is not engaged in the Related Business, (ii) any Financial Investor, or (iii) any existing owner of any Securities, so long as such transfer complies with applicable securities laws. For purposes of this Section 6.7(a), “Financial Investor” means any of the following:

(1)	any bank, including any commercial bank or private bank;

(2)

any financial institution, including any investment bank, non-banking financial company, core investment company, stock broker, merchant banker, insurance company, or other financial intermediary that is regulated by a financial services regulator in the relevant jurisdiction;

(3)

any investment fund, including any mutual fund, venture capital fund, hedge fund, bond fund, balanced fund, private equity fund, sovereign wealth fund, pension fund, endowment fund, fund of funds, family office, or other pooled investment vehicle;

(4)	any investment adviser or fund manager;

(5)	any high net-worth individual engaged in financial investment, other than any founder, director or officer of any Person engaged in the Related Business; or

(6)	any special purpose vehicle or investment company Controlled directly or indirectly by any of the above.

(b)    Any holder of the Note seeking to transfer all or a portion of the Note will deliver notice of such intended transfer to the Company. Subject to the provisions in Section 6.7(a), the Company will promptly take all action necessary to effect such transfer, including promptly issuing one or more new Notes to such transferees. Prior to presentation of this Note for registration of transfer, the Company shall treat the holder of the Note as the owner and holder of the Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever.

(c)    In the event that all or a portion of the Note has been transferred to multiple holders, references in the Note to the singular form of “Note” and “holder” shall instead refer to the plural form of such words, mutatis mutandis.

Section 6.8    Equity Incentive Plans. The Company covenants that it shall not issue or grant any options, restricted shares, restricted share units or other equity awards of the Company, except for Permitted Equity Awards.

Section 6.9    Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Note; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such Law had been enacted.

Section 6.10    New Note Instruments. Upon request of the Holder for the Note to be broken down into a number of note instruments of smaller principal amounts, the Company shall issue additional note instruments of such smaller principal amounts within ten (10) Business Days; provided that the existing note instrument of this Note shall be returned to the Company for cancellation.

Section 6.11    Replacement of Note. Upon the loss, theft, destruction or mutilation of this Note (and in the case of loss, theft or destruction, of indemnity from the Holder reasonably acceptable to the Company, or in the case of mutilation, upon surrender and cancellation thereof), the Company shall within ten (10) Business Days execute and deliver to the Holder, in lieu thereof, a new Note, dated and bearing interest from the date hereof.

Section 6.12    PFIC Disclosure. The Company shall use its reasonable efforts to avoid the Company or any of its Subsidiaries being classified as a “passive foreign investment company” (a “PFIC”) within the meaning of section 1297 of the U.S. Internal Revenue Code of 1986, as amended, for the current and any future taxable year. Within seventy-five (75) days from the end of each taxable year of the Company, the Company shall determine whether the Company or any of its Subsidiaries was a PFIC in such taxable year. If the Company determines that the Company or, if applicable, any of its Subsidiaries was a PFIC in a taxable year (or if the U.S. Internal Revenue Service or the Holder informs the Company that it has so determined), the Company shall, within one hundred and five (105) days from the end of such taxable year, inform the Holder of such determination and shall provide or cause to be provided to the Holder upon request a complete and accurate “PFIC Annual Information Statement” as described in section 1.1295-1(g)(1) of the U.S. Treasury Regulations for the Company or the applicable Subsidiary of the Company.

ARTICLE VII

AMENDMENT AND WAIVER

The amendment, modification or supplement to any term of the Note shall be effected by a written instrument executed by the Holder and the Company. The observance of any provision in the Note may be waived only by the written consent of the party against whom such waiver is to be effective.

ARTICLE VIII

CANCELLATION

After the entire principal amount (including any accrued and unpaid interest) at any time owed on this Note has been paid in full or this Note has been converted in full to ADSs or other property in accordance with the terms of this Note, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

ARTICLE IX

GOVERNING LAW AND DISPUTE RESOLUTION

Section 9.1    THIS NOTE AND ALL ISSUES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH HONG KONG LAWS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

Section 9.2    Any dispute arising out of or relating to this Note, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules then in force. In the case of any Dispute, there shall be three arbitrators. The claimant(s) shall have the right to appoint one arbitrator, the respondent(s) shall have the right to appoint another arbitrator, and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. The law of this arbitration clause shall be Hong Kong law. The seat of arbitration shall be Hong Kong. It shall not be incompatible with this arbitration agreement for any party to seek interim or conservatory relief from courts of competent jurisdiction before the constitution of the arbitral tribunal.

ARTICLE X

SENIORITY

This Note and the interest accrued under the Note are the senior obligations of the Company and will rank pari passu in right of payment with all other senior and unsubordinated obligations of the Company, including any other convertible note issued pursuant to the Purchase Agreement and the Other CBs.

ARTICLE XI

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.1    Company may Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.2, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a)    the resulting, surviving or transferee person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong and the Successor Company (if not the Company) shall expressly assume, by amendment of the Note all of the obligations of the Company under the Note; and

(b)    immediately after giving effect to such transaction, no Event of Default or Default shall have occurred and be continuing.

For purposes of this Section 11.1, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 11.2    Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company by amendment to the Note of the due and punctual payment of the principal of and accrued and unpaid interest on the Note, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Note and the due and punctual performance of all of the covenants and conditions of the Note to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part.

Section 11.3    Compliance. No consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Holder shall receive certificate executed by an executive officer of the Company that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article XI.

ARTICLE XII

MISCELLANEOUS

Section 12.1    Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in the Note shall bind its successors and assigns whether so expressed or not.

Section 12.2    Official Acts by Successor Company. Any act or proceeding by any provision of the Note authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 12.3    Notices. All notices and other communications given under this Note shall be in writing and shall be deemed to have been duly given: (a) upon receipt, when delivered personally; (b) one Business Day after deposit with an internationally recognized overnight courier service; or (c) when sent by confirmed electronic mail if sent during normal business hours of the recipient, or if not, then on the next Business Day, in each case properly addressed to the party to receive the same. The addresses of the parties for such communications are:

If to the Company:

Puxin Limited

5/F, Building 4, Dingjun Building

75 Suzhou Street, Haidian District

Beijing 100080

People’s Republic of China

E-mail: wangpeng6@pxjy.com

Attn: Mr. Peng Wang

If to the Holder:

[PAG Entity]

Address:	33/F, Three Pacific Place,

1 Queen’s Road East, Hong Kong

Email:	jlewis@pagasia.com
Attention:	Jon Lewis

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

Address:	Unit 908, Kerry Parkside Office

No. 1155 Fang Dian Road

Pudong, Shanghai 201204, China

Email:	niping.wu@fenwick.com
Attention:	Niping Wu

A party may change or supplement the addresses given above by giving the other party written notice thereof in the manner set forth above.

Section 12.4    Delays or Omissions. No delay or failure by any party to insist on the strict performance of any provision of the Note, or to exercise any power, right or remedy, will be deemed a waiver or impairment of such performance, power, right or remedy or of any other provision of the Note, nor shall it be construed to be a waiver of any breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring

Section 12.5    Interpretation. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of the Note, no presumption or burden of proof or persuasion will be implied because the Note was prepared by or at the request of any party or its counsel.

Section 12.6    Rules of Construction. The headings contained in this Note are for reference purposes only and do not affect in any way the meaning or interpretation of this Note. In this Note, except as otherwise provided, (i) the terms “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation; (ii) where a reference is made herein to an Article, Section, Exhibit or Schedule, such reference is to an Article, Section, Exhibit or Schedule of this Note; (iii) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Note as a whole; (iv) any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders; (v) references to a Person are also to its successors and permitted assigns; and (vi) references to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first written above.

PUXIN LIMITED

By:
Name:
Title:

[Signature Page to Convertible Promissory Note]

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

B - 1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [●], 2021, by and among PUXIN LIMITED, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), and the investor listed on the signature page hereto (the “Purchaser”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A. The Purchaser and any other party that may become a party hereto pursuant to Section 4.1 are referred to collectively as the “Holders” and individually each as a “Holder”.

WHEREAS, the Company and the Purchaser are parties to the Convertible Note Purchase Agreement, dated as of [●], 2021 (as amended from time to time, the “Purchase Agreement”), pursuant to which the Company is selling to the Purchaser, and the Purchaser is purchasing from the Company, an aggregate of $20,000,000 Convertible Notes (including any convertible note(s) issued in replacement thereof or in exchange therefor, the “Convertible Notes”), which are convertible into American Depositary Shares of the Company (“ADSs”) each representing two Ordinary Shares.

WHEREAS, as a condition to the obligations of the Purchaser under the Purchase Agreement, the Company and the Purchaser are entering into this Agreement for the purpose of granting certain registration and other rights to the Holders.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

REGISTRATION RIGHTS

Section 1.1    Demand Registration.

(a)    Request by Holders.(b) If the Company shall receive a written request from the Purchaser or any other Holder (or any of its successors, permitted assigns or transferees, each, an “Initiating Holder”) that the Company file a registration statement under the Securities Act (other than on Form F-3 or Form S-3) covering the registration of all or a portion of the Registrable Securities of such requesting Initiating Holder with an aggregate public offering price covering the amount requested of at least $10,000,000 pursuant to this Section 1.1, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all the Holders, and use its reasonably best efforts to effect, as soon as practicable, the registration under the Securities Act of all the Registrable Securities that the Holders request to be registered and included in such registration (including the Initiating Holder(s)) by written notice given by such Holders to the Company within ten (10) Business Days after receipt of the Request Notice.

(b)    Underwritten Offering. If any Initiating Holder intends to distribute the Registrable Securities covered by its request by means of an underwritten offering, then it shall so advise the Company as a part of its request made pursuant to this Section 1.1 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holder(s) and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.1, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwritten offering shall be reduced as required by the underwriter(s) and allocated among the Holders on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holder(s)); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other Person who is not a Holder, including, without limitation, any Person who is an employee, officer or director of the Company or any Subsidiary of the Company; provided further, that, in any event, at least fifty percent (50%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)    Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than three (3) such demand registration requested by each Initiating Holder pursuant to this Section 1.1; provided that if the sale of all of the Registrable Securities sought to be included in a registration statement pursuant to this Section 1.1 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such registration statement, such registration shall not be deemed to constitute one of the registration rights granted pursuant to this Section 1.1.

(d)    Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting registration pursuant to this Section 1.1, a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for a registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holder(s); provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its Ordinary Shares during such deferral period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

Section 1.2    Piggyback Registration.

(a)    Participation. Subject to the terms of this Agreement, if the Company proposes to register for its own account any of its equity securities in connection with a public offering of such securities, or if any registration of equity securities is requested by other current or future investors of the Company, the Company shall notify all the Holders of the Registrable Securities in writing at least thirty (30) Business Days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to any primary or secondary offering of securities of the Company, but excluding registration statements relating to any registration under Section 1.1 or Section 1.3 of this Agreement or to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within ten (10) Business Days after receipt of the above described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company or any subsequent investors, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. No shareholder of the Company shall hereafter be granted piggyback registration rights that are superior to those of the Holders without prior written consent of Holders who hold or would upon conversion of the Convertible Notes hold Registrable Securities representing at least sixty percent (60%) of the number of shares of Registrable Securities then outstanding.

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(b)    Underwritten offering. If a registration statement under which the Company gives notice under this Section 1.2 is for an underwritten offering, then the Company shall so advise the Holders. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 1.2 shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All the Holders proposing to distribute their Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 5.2, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwritten offering, and the number of shares that may be included in the registration and the underwritten offering shall be allocated, first, to the Company, second, to each holder of Registrable Securities requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the respective percentages of the Registrable Securities requested to be included in such offering by such Holders, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude Ordinary Shares (including the Registrable Securities) from the registration and underwritten offering as described above shall be restricted so that (i) the number of the Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of Ordinary Shares of the Registrable Securities, on a pro rata basis, for which inclusion has been requested; and (ii) all Ordinary Shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company (or any Subsidiary of the Company) shall first be excluded from such registration and underwritten offering before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be excluded and withdrawn from the registration.

(c)    Not Demand Registration. Registration pursuant to this Section 1.2 shall not be deemed to be a demand registration as described in Section 1.1 above. There shall be no limit on the number of times Holders may request registration of Registrable Securities under this Section 1.2.

Section 1.3    Form F-3 or Form S-3 Registration.

(a)    Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall use its commercially reasonable efforts to prepare and file, as soon as reasonably practicable after the Company’s Form 20-F for the year ended December 31, 2021 is filed, a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities on Form F-3 or Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form F-3 or Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Holders) (the “Resale Shelf Registration Statement”) and shall use its commercially reasonable efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as promptly as is reasonably practicable after the filing thereof (it being agreed that the Resale Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is then available to the Company).

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(b)    Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its commercially reasonable efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

(c)    Subsequent Shelf Registration Statement. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (a) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company) and (b) keep such Subsequent Shelf Registration Statement continuously effective and usable until the end of the Effectiveness Period. Any such Subsequent Shelf Registration Statement shall be a registration statement on Form F-3 or Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Holders.

(d)    Supplements and Amendments. The Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.

(e)    Subsequent Holder Notice. If a Person entitled to the benefits of this Agreement becomes a holder of Registrable Securities after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a holder of Registrable Securities and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration Statement (a “Subsequent Holder Notice”):

(i)    if required and permitted by applicable law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such holder of Registrable Securities is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such holder of Registrable Securities to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that the Company shall not be required to file more than one (1) post-effective amendment or a supplement to the related prospectus for such purpose in any 30-day period;

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(ii)    if, pursuant to Section 1.3(e)(i), the Company shall have filed a post-effective amendment to the Shelf Registration Statement that is not automatically effective, use its commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable; and

(iii)    notify such holder of Registrable Securities as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.3(e)(i).

(f)    Underwritten offering.

(i)    The Holders may, after the Resale Shelf Registration Statement becomes effective, deliver a written notice to the Company specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration Statement, is intended to be conducted through an underwritten offering; provided, however, that the Holders of Registrable Securities may not, without the Company’s prior written consent, (i) launch an underwritten offering the anticipated gross proceeds of which shall be less than $30.0 million (unless such holders are proposing to sell all of their remaining Registrable Securities), (ii) launch more than one (1) underwritten offering at the request of such holders within any twelve (12) month-period.

(ii)    In the event of an underwritten offering, the Holders shall select the managing underwriter(s) to administer the underwritten offering; provided that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which is not to be unreasonably withheld. The Company, the holders of Registrable Securities and holders of any other securities of the Company participating in an underwritten offering will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such offering.

(iii)    The Company will not include in any underwritten offering pursuant to this Section 1.3(f) any securities that are not Registrable Securities without the prior written consent of the Holders. If the managing underwriter or underwriters advise the Company and the Holders in writing that in its or their good faith opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Holders that have requested to participate in such underwritten offering, allocated pro rata among such Holders on the basis of the respective percentages of the Registrable Securities requested to be included in such offering by such Holders, and (ii) second, any other securities of the Company that have been requested to be so included. The Company shall use its commercially reasonable efforts to cooperate in a timely manner with any request of the Holders in respect of any underwritten block trade.

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(g)    Take-Down Notice. Subject to the other applicable provisions of this Agreement, at any time that any Form F-3 or Form S-3 registration statement is effective, if any Holder delivers a notice to the Company stating its intention to effect a sale or distribution of all or part of its Registrable Securities on any Form F-3 or Form S-3 registration statement (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in such Shelf Offering, then the Company shall amend, subject to the other applicable provisions of this Agreement, or supplement the Form F-3 or Form S-3 registration statement as may be necessary, in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering, including pursuant to an underwritten offering.

(h)    Not Demand Registration. Form F-3 or Form S-3 registrations shall not be deemed to be demand registrations as described in Section 1.1 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of the Registrable Securities under this Section 1.3.

ARTICLE II

ADDITIONAL PROVISIONS REGARDING REGISTRATION RIGHTS

Section 2.1    Expenses. All Registration Expenses incurred in connection with any registration pursuant to Section 1.1, Section 1.2 or Section 1.3 (but excluding the Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Section 1.1, Section 1.2 or Section 1.3 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all the Selling Expenses, in connection with such offering by the Holders.

Section 2.2    Obligation of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a)    Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to ninety (90) days or, in the case of the Registrable Securities registered under Form F-3 or Form S-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of the Registrable Securities which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)    Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement.

(c)    Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)    Blue Sky. Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service of process in such jurisdiction and except as may be required by the Securities Act.

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(e)    Underwriting. In the event of any underwritten public offering, participate in standard due diligence exercises and enter into and perform its obligations under an underwriting agreement in usual and customary form, in each case with the managing underwriter(s) of such offering.

(f)    Notification. Notify each holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)    Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of the Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion and a “negative assurance letter”, each dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) “comfort” letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(h)    Compliance. Comply with all applicable rules and regulations of the SEC, and make available to the Company’s security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the registration statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(i)    Listing. Cause all such Registrable Securities (in the form of ADSs or otherwise) to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied.

(j)    FINRA. Cooperate with the Holders and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of commercially reasonable efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC.

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(k)    Updates. Keep Holders’ counsel advised in writing as to the initiation and progress of any registration under Section 1.1, Section 1.2 or Section 1.3 of this Agreement.

(l)    Cooperation. Cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made.

(m)    Marketing Efforts. In connection with an underwritten offering, cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by such offering (including participation in “roadshows” or other similar marketing efforts).

(n)    Other Reasonable Steps. Take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

Section 2.3    Other Obligations of the Company. So long as any Registrable Securities remain outstanding, the Company shall not terminate the Deposit Agreement and shall, if necessary, direct the Depositary to file, and cooperate with the Depositary in filing, amendments to the Form F-6 registering ADSs to increase the amount of ADSs registered thereunder to cover the total number of ADSs corresponding to the Registrable Securities then outstanding.

Section 2.4    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1.1, Section 1.2 or Section 1.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

Section 2.5    Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use its commercially reasonable efforts to:

(a)    make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times

(b)    file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)    so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or its qualification as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3 or Form S-3.

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Section 2.6    Re-sale Rights. The Company shall at its own cost use its reasonable best efforts to assist each Holder in the sale or disposition of, and to enable the Holder to sell under Rule 144 promulgated under the Securities Act, the maximum number of, its Registrable Securities, including without limitation (a) the prompt delivery of applicable instruction letters to the Company’s transfer agent to remove legends from the Holder’s share certificates, (b) if legal opinions from the Company’s counsel are specifically required by the transfer agent, causing the prompt delivery of such legal opinions in forms reasonably satisfactory to the transfer agent, (c) (i) the prompt delivery of instruction letters to the Company’s share registrar and depositary agent to convert the Holder’s securities into depositary receipts or similar instruments to be deposited in the Holder’s brokerage account(s), and (ii) the prompt payment of all costs and fees related to such depositary facility, including maintenance fees and conversion fees for Registrable Securities held by the. The Company acknowledges that time is of the essence with respect to its obligations under this Section 2.6, and that any delay will cause the Holders irreparable harm and constitutes a material breach of its obligations under this Agreement.

ARTICLE III

INDEMNIFICATION

Section 3.1    Indemnification by Company. To the extent permitted by applicable law, the Company will, with respect to any Registrable Securities covered by a registration statement or prospectus, or as to which registration, qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless each Holder, each Holder’s officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act and such Person’s officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each underwriter (as defined in the Securities Act) thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), from and against any and all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions in respect thereof) (collectively, “Losses”) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, or “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act), in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, any other applicable securities laws or any rules or regulations thereunder applicable to the Company and (without limiting the preceding portions of this Section 3.1), the Company will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.1, settling any such Losses or action, as such expenses are incurred; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such Losses or action to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives expressly for use in connection with such registration by or on behalf of any Holder.

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Section 3.2    Indemnification by Holders. To the extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly with any other holders of Registrable Securities, the Company, each of its officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, each Person who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.2, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, “issuer free writing prospectus” or other document in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives and stated to be specifically for use therein; provided, however, that, except for liability for fraud or willful misrepresentation, in no event shall any indemnity under this Section 3.2 payable by the Holder exceed an amount equal to the net proceeds received by such Holder in respect of the Registrable Securities sold pursuant to the registration statement. The indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed).

Section 3.3    Notification. If any Person shall be entitled to indemnification under this ARTICLE III (each, an “Indemnified Party”), such Indemnified Party shall give prompt written notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this ARTICLE III only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this ARTICLE III shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this ARTICLE III shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

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Section 3.4    Contribution. If the indemnification provided for in this ARTICLE III is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this ARTICLE III, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3.4. Notwithstanding the foregoing, the amount each Holder will be obligated to contribute pursuant to this Section 3.4 will be limited to an amount equal to the net proceeds received by such Holder in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE IV

TRANSFER AND TERMINATION OF REGISTRATION RIGHTS

Section 4.1    Transfer of Registration Rights. Any rights of a Holder under this Agreement, including any right to cause the Company to register securities granted to a Holder under this Agreement, may be transferred or assigned by such Holder to another Person without the consent of any other Person in connection with a transfer of any Registrable Securities to such Person in a Transfer permitted by the Purchase Agreement and the terms of the Convertible Notes; provided, however, that (i) prior written notice of such assignment of rights is given to the Company and (ii) such Holder agrees in writing to be bound by, and subject to, this Agreement pursuant to a joinder agreement in the form attached hereto as Exhibit B.

Section 4.2    Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under ARTICLE I shall terminate with respect to such Holder upon the earlier of (i) the termination, liquidation, dissolution of the Company, or (ii) when such Holder no longer holds any Registrable Securities; provided, however, that such rights shall not terminate before the first anniversary of the date hereof.

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ARTICLE V

MISCELLANEOUS

Section 5.1    Amendments and Waivers. Subject to compliance with applicable law, this Agreement may be amended or supplemented in any and all respects by written agreement of the Company and the Purchaser or if the Purchaser is no longer a Holder, by Holders holding a majority of the Registrable Securities.

Section 5.2    No Registration Rights to Third Parties. Without the prior written consent of the Holders of at least sixty percent (60%) of the number of Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 or Form S-3 registration rights described in this Agreement, or otherwise) relating to any securities of the Company which are senior to those granted to the holders of Registrable Securities. In any event, if the Company grants to any holder of the Company’s security any registration right of any nature that are superior to the Holders, as determined in good faith by the Board, the Company shall grant such superior registration right to the Holders as well.

Section 5.3    Extension of Time, Waiver, Etc. The parties hereto may, subject to applicable law, (a) extend the time for the performance of any of the obligations or acts of the other party or (b) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 5.4    Assignment. Except as provided in Section 4.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto.

Section 5.5    Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 5.6    Entire Agreement; No Third Party Beneficiary. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

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Section 5.7    Governing Law; Jurisdiction.

(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

(b)    Any disputes, actions and proceedings against any party hereto or arising out of or in any way relating to this Agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section 5.7(b) (the “Rules”). The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the tribunal shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the parties hereto irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

(c)    Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 5.9. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by law.

Section 5.8    Specific Enforcement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to enforce specifically the terms and provisions hereof in the courts described in Section 5.7 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Company nor the Purchaser would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.8 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 5.9    Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed), emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

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(a)    If to the Company, to it at:

Puxin Limited

5/F, building 4, Dingjun building

75 Suzhou Street, Haidian District

Beijing 100080

People’s Republic of China

E-mail: wangpeng6@pxjy.com

Attn: Mr. Peng Wang

(b)    If to the Holders at:

[PAG Entity]

Address:    33/F, Three Pacific Place,

      1 Queen’s Road East, Hong Kong

Email:        jlewis@pagasia.com

Attention:  Jon Lewis

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

Address:     Unit 908, Kerry Parkside Office

            No. 1155 Fang Dian Road

                   Pudong, Shanghai 201204, China

Email:        niping.wu@fenwick.com

Attention:  Niping Wu

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 5.10    Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

Section 5.11    Expenses. Except as provided in Section 2.1, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:
PUXIN LIMITED

By:
Name:
Title:

PURCHASER:
[PAG Entity]

By:
Name:
Title:

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EXHIBIT A

DEFINED TERMS

1.    The following capitalized terms have the meanings indicated:

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by law to be closed.

“Ordinary Shares” mean the ordinary shares of the Company, with a par value of $0.00005 each.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form F-3” or “Form S-3” means such respective form of registration statement under the Securities Act (including Form S-3 or Form F-3, as appropriate) or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.

“Registration Expenses” means all expenses incurred by the Company in complying with Section 1.1, Section 1.2 and Section 1.3 hereof, including, without limitation, (i) SEC, stock exchange and FINRA registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification), and (v) any liability insurance or other premiums for insurance obtained in connection with Section 1.1, Section 1.2 and Section 1.3 hereof, regardless of whether any registration statement is declared effective.

“registration statements” means, as the context requires, a Form F-3 or S-3 or a registration statement on Form F-1 or S-1 under the Securities Act (or any successor registration form under the Securities Act subsequently adopted by the SEC available to an issuer if a Form F-3 or S-3 is not available to such issuer).

“Registrable Securities” means, as of any date of determination, any Ordinary Shares owned by any Holder, including Ordinary Shares issued or issuable upon the conversion of the Convertible Notes, and Ordinary Shares issued or issuable in respect of such Ordinary Shares upon any share split, share dividend, share combination or consolidation, recapitalization, reclassification or other similar event in relation to the Ordinary Shares (including, in each case, as long as the ADSs remain listed on a national recognized securities market, Ordinary Shares in the form of ADSs (it being understood that while any offers and sales made under a registration statement contemplated by this Agreement will be of ADSs, the securities to be registered by any such registration statement under the Securities Act are Ordinary Shares, and the ADSs are registered under a separate Form F-6)). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding, (iii) such securities have been transferred in a transaction in which the Holder’s rights under this Agreement are not assigned to the transferee of the securities, (iv) such securities are sold in a broker’s transaction under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (v) the stock certificates or evidences of book-entry registration relating to such securities have had all restrictive legends removed.

“number of shares of Registrable Securities then outstanding” means the number of Ordinary Shares that are Registrable Securities and are then issued and outstanding or would be outstanding assuming full conversion of the Convertible Notes then outstanding.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.

“Selling Expenses” means all underwriting discounts and commissions payable to underwriters applicable to the sale of Registrable Securities pursuant to Section 1.1, Section 1.2 or Section 1.3 hereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” means the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.

2.    The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section
ADS	Recitals
Agreement	Preamble
Arbitrator	Section 5.7(b)
Company	Preamble
Company Indemnified Parties	Section 3.1
Convertible Notes	Recitals
Effectiveness Period	Section 1.4(b)
HKIAC	Section 5.7(b)
Holder	Preamble
Holder Indemnified Parties	Section 3.2
Indemnified Party	Section 3.3
Indemnifying Party	Section 3.3
Initiating Holder	Section 1.1(a)
Losses	Section 3.1
Purchase Agreement	Recitals
Purchaser	Preamble
Request Notice	Section 1.2(a)
Resale Shelf Registration Statement	Section 1.3(a)
Rules	Section 5.7(b)
Shelf Offering	Section 1.3(g)
Subsequent Holder Notice	Section 1.3(e)
Subsequent Shelf Registration Statement	Section 1.3(c)

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of [●], 2021 (as the same may hereafter be amended, the “Registration Rights Agreement”), among PUXIN LIMITED, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”) and [●], among others. Capitalized terms used herein but not defined shall have the meanings given to them in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the          day of                 ,         .

Signature of Shareholder

Print Name of Shareholder
Address:

Agreed and Accepted as of

PUXIN LIMITED

By:
Its:

B-1